Exhibit 10.1


                                                                EXECUTION COPY

                                  $325,000,000

                         JUNIOR LIEN TERM LOAN AGREEMENT

        (amending and restating in its entirety the Bridge Loan Agreement dated as of February 22, 2007)

                           Dated as of March 15, 2007

                                      Among

                   BUILDING MATERIALS CORPORATION OF AMERICA,

                              BMCA ACQUISITION INC.

                                       and

                            BMCA ACQUISITION SUB INC.

                                  as Borrowers

                                       and

                            THE LENDERS NAMED HEREIN

                                   as Lenders

                                       and

                        DEUTSCHE BANK AG NEW YORK BRANCH

                  as Collateral Agent and Administrative Agent

                                       and

                         DEUTSCHE BANK SECURITIES, INC.,

                             BEAR STEARNS & CO. INC.

                                       and

                          J.P. MORGAN SECURITIES, INC.

                 as Joint Lead Arrangers and Joint Book Managers

                                       and

                          J.P. MORGAN SECURITIES, INC.

                             as Documentation Agent

                                       and

                             BEAR STEARNS & CO. INC.

                              as Syndication Agent

                                TABLE OF CONTENTS

SECTION                                                                                                         PAGE


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms...............................................................................2
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.........................................25
SECTION 1.03. Accounting Terms...................................................................................25
SECTION 1.04. Currency Equivalents Generally.....................................................................26

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

SECTION 2.01. The Loans..........................................................................................26
SECTION 2.02. Repayment of Loans.................................................................................26
SECTION 2.03. Optional Prepayments...............................................................................26
SECTION 2.04. Mandatory Offer to Prepay..........................................................................26
SECTION 2.05. Interest...........................................................................................27
SECTION 2.06. Agents' Fees.......................................................................................28
SECTION 2.07. Conversion of Loans................................................................................28
SECTION 2.08. Increased Costs, Etc...............................................................................29
SECTION 2.09. Payments and Computations..........................................................................31
SECTION 2.10. Taxes..............................................................................................33
SECTION 2.11. Sharing of Payments, Etc...........................................................................36
SECTION 2.12. Use of Proceeds....................................................................................37
SECTION 2.13. Evidence of Debt...................................................................................37
SECTION 2.14. Relationship Among the Borrowers...................................................................37

                                   ARTICLE III

                           CONDITIONS OF EFFECTIVENESS

SECTION 3.01. Conditions Precedent...............................................................................38
SECTION 3.02. Determinations Under Section 3.01..................................................................41

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrowers....................................................41



                        Junior Lien Term Loan Agreement

                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

SECTION 5.01. Affirmative Covenants..............................................................................49
SECTION 5.02. Negative Covenants.................................................................................58
SECTION 5.03. Reporting Requirements.............................................................................70
SECTION 5.04. Financial Covenant.................................................................................73

                                   ARTICLE VI

                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default..................................................................................74

                                   ARTICLE VII

                                   THE AGENTS

SECTION 7.01. Authorization and Action...........................................................................77
SECTION 7.02. Agents' Reliance, Etc..............................................................................78
SECTION 7.03. DBNY and Affiliates................................................................................78
SECTION 7.04. Lender Credit Decision.............................................................................78
SECTION 7.05. Indemnification....................................................................................79
SECTION 7.06. Successor Agents...................................................................................79
SECTION 7.07. Appointment of Supplemental Collateral Agents......................................................80
SECTION 7.08. The Joint Lead Arrangers, the Syndication Agent and the Documentation Agent........................81

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 8.01. Amendments, Etc....................................................................................81
SECTION 8.02. Notices, Etc.......................................................................................82
SECTION 8.03. No Waiver; Remedies................................................................................83
SECTION 8.04. Costs and Expenses.................................................................................83
SECTION 8.05. Right of Set-off...................................................................................85
SECTION 8.06. Binding Effect.....................................................................................86
SECTION 8.07. Assignments and Participations.....................................................................86
SECTION 8.08. Execution in Counterparts; Integration.............................................................89
SECTION 8.09. Confidentiality....................................................................................90
SECTION 8.10. Release or Subordination of Collateral/Release of Guarantor........................................90
SECTION 8.11. Jurisdiction, Etc..................................................................................91
SECTION 8.12. Governing Law......................................................................................91
SECTION 8.13. Waiver of Jury Trial...............................................................................91
SECTION 8.14. Agreement to Comply With Court Order...............................................................91
SECTION 8.15. Patriot Act Notice.................................................................................92


SCHEDULES

Schedule I                -       Loan Amounts and Applicable Lending Offices
Schedule II               -       Guarantors
Schedule 1.01             -       Existing Letters of Credit
Schedule 4.01(a)          -       Equity Investors
Schedule 4.01(b)          -       Subsidiaries
Schedule 4.01(f)          -       Disclosed Litigation
Schedule 4.01(k)          -       Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(l)          -       Environmental Disclosure
Schedule 4.01(m)          -       Open Years
Schedule 4.01(o)          -       Surviving Debt
Schedule 4.01(p)          -       Liens
Schedule 4.01(q)          -       Owned Real Property
Schedule 4.01(r)(1)       -       Leased Real Property (Lessee)
Schedule 4.01(r)(2)       -       Leased Real Property (Lessor)
Schedule 4.01(s)          -       Investments
Schedule 4.01(t)          -       Intellectual Property
Schedule 4.01(u)          -       Material Contracts
Schedule 5.02(a)(iii)     -       Elk Liens
Schedule 5.02(b)(iii)(D)  -       Elk Debt
Schedule 5.02(e)          -       Excluded Assets
Schedule 8.02             -       Addresses

EXHIBITS

Exhibit A        -        Form of Note
Exhibit B        -        Form of Resignation and Assignment
Exhibit C        -        Form of Assignment and Acceptance
Exhibit D        -        Form of Solvency Certificate
Exhibit E        -        Form of Mortgage Amendment
Exhibit F        -        Approval Order
Exhibit G        -        Form of Opinion of Counsel to the Loan Parties
Exhibit H        -        Form of Opinion of General Counsel to BMCA
Exhibit I        -        Form of Amended and Restated Security Agreement
Exhibit J        -        Form of Ratification

                         JUNIOR LIEN TERM LOAN AGREEMENT

  (AMENDING AND RESTATING IN ITS ENTIRETY THE BRIDGE LOAN AGREEMENT DATED AS OF
                               FEBRUARY 22, 2007)

                  THIS JUNIOR LIEN TERM LOAN AGREEMENT (amending and restating in its entirety the Bridge Loan Agreement dated as of February 22, 2007) (this "AGREEMENT") dated as of March 15, 2007 among BUILDING MATERIALS CORPORATION OF AMERICA, a Delaware corporation ("BMCA"), BMCA ACQUISITION INC., a Delaware corporation ("BMCA ACQUISITION") and BMCA ACQUISITION SUB INC., a Delaware corporation ("BMCA ACQUISITION SUB" and together with BMCA and BMCA Acquisition, collectively, the "BORROWERS" and each a "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as Lenders, DEUTSCHE BANK AG NEW YORK BRANCH ("DBNY"), as collateral agent for the Secured Parties (as hereinafter defined and DBNY in such capacity, together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL AGENT") and as administrative agent for the Lenders (as hereinafter defined and DBNY in such capacity, together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT"), DEUTSCHE BANK SECURITIES INC., BEAR STEARNS & CO. INC. and J.P. MORGAN SECURITIES INC., as joint lead arrangers (in such capacities, collectively, the "JOINT LEAD ARRANGERS") and joint book managers, BEAR STEARNS & CO. INC., as syndication agent (the "SYNDICATION AGENT") and J.P. MORGAN SECURITIES INC., as documentation agent (the "DOCUMENTATION AGENT", and together with the Administrative Agent, the Collateral Agent, the Joint Lead Arrangers and the Syndication Agent, collectively, the "AGENTS"), AMENDS AND RESTATES IN FULL the Existing Bridge Loan Agreement (as hereinafter defined).

PRELIMINARY STATEMENTS:

                  (1) The Borrowers have entered into (a) a $600,000,000 Revolving Credit Agreement (such Revolving Credit Agreement, as amended, restated, supplemented or otherwise modified, replaced or refinanced, the "REVOLVING CREDIT FACILITY") with Deutsche Bank AG New York Branch, as collateral monitoring agent and administrative agent, and the other financial institutions party thereto, (b) a $975,000,000 Term Loan Agreement (such Term Loan Agreement, as amended, restated, supplemented or otherwise modified, replaced or refinanced, the "TERM LOAN FACILITY") and (c) a $325,000,000 Bridge Loan Agreement (the "EXISTING BRIDGE LOAN AGREEMENT") with Deutsche Bank AG Cayman Islands Branch, as collateral agent and administrative agent (in such capacities, the "EXISTING AGENT"), and the other financial institutions party thereto. All the proceeds of the Existing Bridge Loan Agreement and a substantial portion of the proceeds of the Revolving Credit Facility and the Term Loan Facility were used and will continue to be used to finance, in part, the acquisition, including through a tender offer (the "TENDER OFFER"), by BMCA Acquisition Sub, a wholly-owned Subsidiary of BMCA Acquisition, which is a wholly-owned Subsidiary of BMCA, of not less than a majority of the common stock, $1.00 par value (the "COMPANY STOCK"), of ElkCorp, a Delaware corporation ("ELK"), and the refinancing of substantially all the indebtedness of BMCA. Following the consummation of the Tender Offer, BMCA will cause BMCA Acquisition Sub to merge into Elk (the "MERGER"), thereby acquiring the balance of the Company Stock and will refinance substantially all of the outstanding indebtedness of Elk (collectively, the Term Loan Facility, the Revolving Credit

Facility, the Bridge Loan Agreement, this Agreement, the Tender Offer, such refinancings, the Merger and the acquisition of the Option Stock (as hereinafter defined), the "TRANSACTION").

                  (2) BMCA currently has certain outstanding Debt (as hereinafter defined), including (i) Debt under the Existing Bridge Loan Agreement (as hereinafter defined), (ii) certain 8% senior notes due 2007 (the "2007 NOTES"), (iii) certain 8% senior notes due 2008 (the "2008 NOTES") and
(iv) certain 7.75% senior notes due 2014 (the "2014 NOTES").

                  (3) The Borrowers have requested to amend and restate the Existing Bridge Loan Agreement in its entirety as provided herein.

                  (4) The Existing Agent and each of the Lenders party to the Existing Bridge Loan Agreement have agreed to the amendment and restatement of the Existing Bridge Loan Agreement as provided herein by their signature hereto.

                  (5) Deutsche Bank AG New York Branch has agreed to replace the Existing Agent as administrative agent and collateral agent for the Lenders.

                  (6) This Agreement, on the terms and conditions set forth herein, amends and restates the Existing Bridge Loan Agreement in its entirety on the Effective Date and does not constitute a novation of the obligations and liabilities existing under the Existing Bridge Loan Agreement or evidence payment of all or any such obligations and liabilities.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent as the Administrative Agent shall specify in writing to the Lenders from time to time.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such

         Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "AGENTS" has the meaning specified in the recital of parties to this Agreement.

                  "AMORTIZATION BASKET" means $25,000,000 in the aggregate in each Fiscal Year.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "APPLICABLE MARGIN" means 4.75% in the case of Base Rate Advances and 5.75% in the case of Eurodollar Rate Advances.

                  "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% per annum in excess of the overnight Federal Funds Rate at such time.

                  "BASE RATE ADVANCE" means a Loan that bears interest as provided in Section 2.06(a)(i).

                  "BMCA ACQUISITION" has the meaning specified in the recital of parties to this Agreement.

                  "BMCA ACQUISITION SUB" has the meaning specified in the recital of parties to this Agreement.

                  "BMCA HOLDINGS" means BMCA Holdings Corporation, a Delaware corporation.

                  "BOARD OF DIRECTORS" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person,
         (ii) in the case of any limited liability company, the managers of such person, (iii) in the case of any limited partnership with a corporate general partner, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

                  "BORROWER" and "BORROWERS" have the meaning specified in the recital of parties to this Agreement and shall include after the date of the Merger, Elk as the successor to BMCA Acquisition Sub.

                  "BORROWERS' ACCOUNT" means the account of BMCA maintained by BMCA with Citibank N.A. at its office at 399 Park Avenue, New York, New York 10043, Account No. NY DDA 30541035 Building Material Corporation of America, or such other account as BMCA shall specify in writing to the Administrative Agent.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CAPITAL EXPENDITURES" means, for any Person for any period, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person, provided, however, that with respect to BMCA or any of its Subsidiaries prior to giving effect to the Tender Offer, Capital Expenditures shall not include such additions for an aggregate purchase price of up to $40,000,000 attributable to the purchase of assets that are subject to operating leases in effect as of the date hereof.

                  "CAPITAL STOCK" of any Person means, for use in the definition of "Wholly-Owned Non Recourse Subsidiary, any and all shares, interests (including partnership interests), warrants, rights, options or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including common or preferred stock, whether now outstanding or issued after July 26, 2004, but excluding any debt securities convertible into or exchangeable for such equity.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CASH EQUIVALENTS" means any of the following, to the extent owned by BMCA or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents or to secure Debt under the Revolving Credit Facility, the Existing Indentures or the Term Loan Facility (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's, (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's or (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 360 days.

                  "CASUALTY EVENT" means the disposition of property pursuant to a condemnation proceeding or the destruction of property as a result of casualty.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as it may be as amended from time to time during the term of this Agreement.

                  "CERTAIN PERMITTED DISPOSITIONS" means, with respect to any assets of any Loan Party, any sale, lease, transfer or other disposition in connection with the following: (i) sales of Inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire Inventory in the ordinary course of its business; (ii) sales, transfers or other dispositions of assets among Loan Parties; (iii) any such transaction that constitutes an investment in a Non-Recourse Subsidiary or other Person that is not a Loan Party permitted under Section 5.02(f)(ii),
         (iv) any cash payment made by any Loan Party in the ordinary course of business; and (v) any Casualty Event.

                  "CFC" means an entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

                  "CHANGE OF CONTROL" means the occurrence of any of the following:

                        (a) prior to the time that at least 15% of the then
                  outstanding Voting Interests of the Parent, BMCA, or any Subsidiary of the Parent of which BMCA is also a Subsidiary is publicly traded on a national securities exchange or in the NASDAQ (national market system), the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Securities and Exchange Commission under the Securities Act of 1934, as amended), directly or indirectly, of majority voting power of the Voting Interests of BMCA, whether as a result of issuance of securities of BMCA or any of its Affiliates, any merger, consolidation, liquidation or dissolution of BMCA or any of its Affiliates, any direct or indirect transfer of securities by any Permitted Holder or by the Parent or any of its Subsidiaries or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Interests of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Interests of the parent corporation);

                        (b) any "Person" (as such term is used in sections 13(d)
                  and 14(d) of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Interest or Parent or BMCA; provided that the Permitted Holders beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Interests of the Parent or BMCA than such other

                  Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Parent or BMCA; or

                        (c) during any period of two consecutive years,
                  individuals who at the beginning of such period constituted the Board of Directors of BMCA (together with any new directors whose election by such Board or whose nomination for election by the shareholders of BMCA including predecessors, was approved by a vote of a majority of the directors of BMCA then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of BMCA then in office.

                  "CLOSING DATE" means February 22, 2007, the closing date under the Existing Bridge Loan Agreement.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement dated as of February 22, 2007 among DBNY, as administrative agent under the Term Loan Facility, each trustee under the Existing Indentures, and the Collateral Agreement Agent, as the same may be amended, restated, supplemented, replaced or otherwise modified.

                  "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "COLLATERAL AGREEMENT AGENT" means DBTCA, in its capacity as collateral agent under the Collateral Agency Agreement, and any successor thereof in such capacity.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages, the Mortgage Amendments, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j) or
         (k), and each other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented, replaced or otherwise modified.

                  "COMPANY STOCK" has the meaning specified in the preliminary statements to this Agreement.

                  "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender of its obligations hereunder or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONSOLIDATED NET INCOME (LOSS)" means, with respect to BMCA, the consolidated net income (or loss) of BMCA and its Consolidated Subsidiaries (which shall include, for the purpose of this definition, any Non-Material Subsidiary and any Non-Recourse Subsidiary) for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding: (i) all extraordinary gains or losses in such period; (ii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis; (iii) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business; (iv) the net income (loss) of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders; (v) the net income (or net loss) of any other Person that is not a Subsidiary of the first Person with respect to which Consolidated Net Income is being calculated (the "first Person") and in which any other Person (other than such first Person and/or any of its Subsidiaries) has an equity interest or of a Non-Recourse Subsidiary of such first Person, except to the extent of the amount of dividends or other distributions actually paid or made to such first Person or any of its Subsidiaries by such other Person during such period (subject, in the case of a dividend or distribution received by a Subsidiary of such first Person, to the limitations contained in clause (iv) above); (vi) any interest income resulting from loans or investments in Affiliates (other than Subsidiaries), other than cash interest income actually received; (vii) costs and expenses incurred in connection with or as a result of the consummation of the Tender Offer or the Merger; (viii) non-recurring, non cash charges, including any write-offs, write-downs or impairment charges; and (ix) the cumulative effect of a change in accounting principles. In determining Consolidated Net Income (Loss), gains or losses resulting from the early retirement, extinguishment or refinancing of indebtedness for money borrowed, including any fees and expenses associated therewith, shall be deducted or added back, respectively.

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or with the effect of guaranteeing any Obligations constituting Debt ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly. The amount of any such Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in accordance with generally accepted accounting principles.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Loans of one Type into Loans of other Types pursuant to
         Section 2.07 or 2.08.

                  "CREDITORS' COMMITTEE" means any official committee of creditors appointed in G-I Holdings' bankruptcy proceedings.

                  "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                  "DBCA" means Deutsche Bank AG Cayman Islands Branch.

                  "DBNY" has the meaning specified in the recital of parties to this Agreement.

                  "DBTCA" means Deutsche Bank Trust Company Americas.

                  "DEBT" of any Person means, without duplication, (a) all Debt for Borrowed Money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables and other accrued current liabilities incurred in the ordinary course of such Person's business and either (i) not overdue (to the knowledge of BMCA exercising reasonable diligence) by more than the later to occur of (A) 90 days from the due date thereof and (B) 30 days from the date BMCA becomes aware (exercising reasonable diligence) that such liability is overdue, or (ii) are being contested in good faith in an appropriate manner), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations (other than pursuant to the 2001 Long Term Incentive Plan in effect on the date hereof or similar plans) of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests on or prior to the Scheduled Maturity Date, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Contingent Obligations and Off-Balance Sheet Obligations of such Person, and (i) all indebtedness and other payment Obligations referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                  "DEBT FOR BORROWED MONEY" of any Person means, at any date of determination, all items that, in accordance with GAAP, would be classified as long term debt (and current portions thereof) on a Consolidated balance sheet of such Person at such date.

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

                  "DEFAULT INTEREST" has the meaning set forth in Section
         2.05(b).

                  "DISCLOSED LITIGATION" has the meaning specified in Section 4.01(f).

                  "DJ ACTION" means (a) the adversary proceeding filed by G-I Holdings in the United States Bankruptcy Court for the District of New Jersey on February 27, 2001 against the Creditors' Committee in the G-I Holdings bankruptcy proceedings, consisting of an action seeking declaratory judgment that BMCA has no successor liability for asbestos claims against G-I Holdings and that BMCA is not the alter ego of G-I Holdings, and (b) the subsequent litigation associated with such action.

                  "DOCUMENTATION AGENT" has the meaning specified in the recital of parties to this Agreement, and collectively includes such other entities as hereafter may be designated as such by the Joint Lead Arrangers after consulting with BMCA.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

                  "EBITDA" means with respect to BMCA and its Consolidated Subsidiaries (which shall include for the purpose of this definition, any Non-Material Subsidiary and any Non-Recourse Subsidiary), at any date of determination, Consolidated Net Income (Loss):

                  (a) plus determined on a Consolidated basis for BMCA, without duplication, the sum of (i) interest expense, (ii) income tax expense,
         (iii) depreciation expense, and (iv) amortization expense,

                  (b) plus restructuring, integration and other non-recurring costs and expenses which were not previously included as an adjustment to Consolidated Net Income (Loss), provided, however, that the amount of such costs and expenses are set forth in reasonable detail in a certificate to the Administrative Agent,

                  (c) plus any minority interest in any non-Wholly-Owned Recourse Subsidiary that is otherwise Consolidated in the financial statements of BMCA.

                  "EFFECTIVE DATE" has the meaning specified in Section 3.01.

                  "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $2,000,000,000; (e) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $2,000,000,000; (f) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of

         $2,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (f); (g) the central bank of any country that is a member of the OECD; (h) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course and (i) any other Person (other than a natural person) approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing at the time of effectiveness of such assignment, BMCA (which approvals shall not be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, "Eligible Assignee" shall not include BMCA or any of its Affiliates or Subsidiaries or any of its competitors.

                  "ELK" has the meaning specified in the preliminary statements to this Agreement.

                  "ELK LETTERS OF CREDIT" means the letters of credit issued for the account of Elk or any of its Subsidiaries which are outstanding as of the date of the Merger.

                  "ELK PRIVATE NOTES" means the 4.69% Senior Notes due 2007, the 6.28% Senior Notes due 2014, the 6.99% Senior Notes, Series A, due 2009 and the 7.49% Senior Notes, Series B, due 2012 issued by Elk in private placement offerings.

                  "ENVIRONMENTAL ACTION" means any action, suit, written demand, demand letter, written claim, notice of non-compliance or violation, written notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating to any Environmental Laws or Environmental Permits or arising from alleged injury or threat to human health, safety or the environment, including
         (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and
         (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any applicable international, Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or enforceable administrative agency interpretation, policy or guidance relating to pollution or protection of the environment, human health, safety or natural resources, including those relating to the use, handling, transportation, treatment, manufacture, generation, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUITY INTERESTS" means, with respect to any Person, any and all shares, interests (including preferred interests), warrants, rights, options or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including common or preferred stock, whether now outstanding or issued after the date hereof, but excluding any debt securities convertible into or exchangeable for such equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or by ERISA or (ii) the requirements of
         Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to
         Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;
         (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

                  "EURODOLLAR RATE" means, the rate per annum obtained by dividing (i)(a) the per annum rate that appears on page 3750 of the Dow Jones Market Screen (or any successor page) for Dollar deposits with maturities comparable to the applicable Interest Period commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of the respective Interest Period or (b) if such rate does not appear on page 3750 of the Dow Jones Market Screen (or any successor page) the offered quotations to first-class banks in the New York interbank Eurodollar market by the

         Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the applicable Eurodollar Rate Advance (or as reasonably selected by the Administrative Agent) for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period applicable to such Eurodollar Rate Advance commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the applicable Interest Determination Date, divided (and rounded upward to the nearest 1/16 of 1%) by (ii) a percentage equal to 100% minus then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "EURODOLLAR RATE ADVANCE" means a Loan that bears interest as provided in Section 2.06(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all respective Eurodollar Rate Advances means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Loans is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCLUDED ASSETS" has the meaning specified in Section 5.02(e)(iii).

                  "EXISTING AGENT" has the meaning specified in the preliminary statements to this Agreement.

                  "EXISTING BRIDGE LOAN AGREEMENT" has the meaning specified in the preliminary statements to this Agreement.

                  "EXISTING INDENTURES" means collectively, (a) the Indenture, dated as of October 20, 1997, between BMCA and The Bank of New York ("BNY"), as trustee, pursuant to which the 2007 Notes were issued, (b) the Indenture, dated as of December 3, 1998, between BMCA and BNY, as trustee, pursuant to which the 2008 Notes were issued, and (c) the 2014 Notes Indenture, as each indenture described in the foregoing clauses
         (a) through (c) above has been amended, supplemented or otherwise modified from time to time as of the date hereof, and as each such indenture may be further amended, supplemented or otherwise modified from time to time as permitted under the Loan Documents.

                  "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (including any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

                  "FISCAL YEAR" means a fiscal year of BMCA and its Consolidated Subsidiaries ending on December 31 in any calendar year.

                  "FUND" means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

                  "FUTURE G-I LETTERS OF CREDIT" means the letters of credit to be issued after the Effective Date for the benefit of G-I Holdings that do not constitute Initial G-I Holdings Letters of Credit. For the avoidance of doubt, issuances of Future G-I Letters of Credit, as well as renewals of Future G-I Letters of Credit (to the extent such renewals increase the stated amount of such Future G-I Letters of Credit), shall be deemed to be restricted distributions for purposes of
         Section 5.02(g).

                  "GAAP" has the meaning specified in Section 1.03.

                  "G-I HOLDINGS" means G-I Holdings, Inc. a Delaware corporation.

                  "G-I HOLDINGS TAX GROUP" means G-I Holdings and the corporations that in any tax year (ending before or after the Effective
         Date) join with G-I Holdings, BMCA, or any successor or predecessor thereof in filing a consolidated U.S. Federal income tax return as members of an affiliated group within the meaning of Section 1504(a)(1) of the Internal Revenue Code.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether Federal, state, provincial, territorial, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

                  "GUARANTORS" means BMCA and the Subsidiaries of BMCA listed on
         Schedule II hereto and each other Subsidiary of BMCA that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j); provided, however, that neither Elk nor any of its Subsidiaries shall be required to be a Guarantor at any time prior to the consummation of the Merger; provided, further, that in any event any Subsidiary which is a guarantor with respect to the Existing Indentures shall be required to be a Guarantor hereunder.

                  "GUARANTY" means the guaranty delivered pursuant to the Existing Bridge Loan Agreement, as such guaranty may be amended, supplemented or otherwise modified from time to time.

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 8.04(b).

                  "INITIAL G-I HOLDINGS LETTERS OF CREDIT" means the letters of credit for the benefit of G-I Holdings outstanding under the Revolving Credit Facility on the Effective Date, in an aggregate stated amount not to exceed $12,000,000, together with any renewals (so long as all requirements for renewal shall have been met) or replacement letters of credit, in each case, made simultaneously with the expiration, cancellation or other termination of the Initial G-I Holdings Letter of Credit so renewed or replaced, and made for the same purpose and for the same beneficiary as such Initial G-I Holdings Letter of Credit so renewed or replaced, provided that at no time shall the aggregate stated amount of all outstanding Initial G-I Holdings Letters of Credit exceed $12,000,000. For the avoidance of doubt, no Initial G-I Holdings Letter of Credit shall be deemed to be a restricted distribution for purposes of Section 5.02(g).

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Intellectual Property Security Agreement, dated as of the date hereof, by and among BMCA, each of the other Grantors party thereto and the

         Collateral Agent, as amended, supplemented or otherwise modified from time to time.

                  "INTERCREDITOR AGREEMENTS" means (i) the General Intercreditor Agreement dated as of February 22, 2007 between the Collateral Agent (as successor to DBCA) and DBTCA, as Collateral Agreement Agent, and
         (ii) the Revolver Intercreditor Agreement, dated as of February 22, 2007 among the Collateral Agent (as successor to the Existing Agent), DBTCA, as Collateral Agreement Agent, and DBNY, as collateral agent under the Revolving Credit Facility, in each case of (i) or (ii) above, as amended, supplemented or otherwise modified or replaced from time to time.

                  "INTEREST DETERMINATION DATE" means, with respect to any Eurodollar Rate Advance, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Rate Advance.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance, the period commencing on the Closing Date or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by BMCA pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by BMCA as provided below. The duration of the Interest Period for the Loans made on the Closing Date is three months and the duration of each other such Interest Period shall be one, two, three or six months or, if all Lenders agree, nine or twelve months, as BMCA may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) BMCA may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after the maturity date of the Loans;

                  (b) Interest Periods commencing on the same date for Eurodollar Rate Advances of the same duration shall be made ratably among the Lenders;

                  (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVENTORY" has the meaning specified in the Security
         Agreement.

                  "INVESTMENt" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "DEBT" in respect of such Person.

                  "IRB PROPERTIES" means those Properties listed in Part 2 of
         Schedule 4.01(q).

                  "JOINT LEAD ARRANGERS" has the meaning specified in the recital of parties to this Agreement.

                  "LENDERS" means, collectively, the banks, financial institutions and the institutional lenders listed on the signature pages as "Lenders," and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Lender or Person, as the case may be, shall be a party to this Agreement.

                  "LEVERAGE RATIO" means, with respect to BMCA, as of any date of determination, the ratio of (x) the average total Consolidated outstanding Debt for Borrowed Money of BMCA and its Subsidiaries for the immediately preceding four fiscal quarters (calculated on the basis of the sum of the amounts thereof outstanding on the last day of each fiscal quarter during such four fiscal quarter period, of (i) the principal amount of the total Debt for Borrowed Money of BMCA and its Subsidiaries, minus (ii) BMCA's and its Subsidiaries cash and Cash Equivalents) to (y) Consolidated EBITDA of BMCA and its Subsidiaries for the immediately preceding four fiscal quarters of BMCA ending on the last day of the fiscal quarter of BMCA for which financial statements have been, or are required to be, delivered pursuant to
         Section 5.03(b) or (c), as applicable.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LOAN" means with respect to any Lender, the portion of the loans made to the Borrowers pursuant to Section 2.01 that is owed to such Lender.

                  "LOAN DOCUMENTS" means (i) this Agreement, (ii) the Notes (if any), (iii) the Guaranty, (iv) the Ratification, (v) the Collateral Documents, (vi) the Resignation and Assignment and (vii) the Intercreditor Agreements, in each case as amended, supplemented, replaced or otherwise modified from time to time.

                  "LOAN FACILITY" means the Loans and the provisions herein related to the Loans.

                  "LOAN PARTIES" means the Borrowers and the Guarantors.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of BMCA and its Subsidiaries, taken as a whole, except for such material adverse change as may arise solely and directly as a result of the Disclosed Litigation related to or arising out of the alleged asbestos liabilities of BMCA.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of BMCA and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party, except for such material adverse effect as may arise solely and directly as a result of the Disclosed Litigation related to or arising out of the alleged asbestos liabilities of BMCA.

                  "MATERIAL CONTRACT" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $50,000,000 or more in any year and, in the case of BMCA or any of its Subsidiaries, is a material contract which is required to be filed pursuant to Item 601(a)(10) of Regulation S-K under the Securities Act of 1933.

                  "MERGER" shall have the meaning described in the preliminary statements to this Agreement.

                  "MERGER AGREEMENT" means the merger agreement dated as of February 9, 2007, among BMCA Acquisition, BMCA Acquisition Sub, and Elk.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MORTGAGE" means each mortgage delivered pursuant to the Existing Bridge Loan Agreement and each other deed of trust, trust deed or mortgage delivered pursuant to Section 5.01(j) or 5.02(k)(vi), in each case, as amended.

                  "MORTGAGE AMENDMENT" has the meaning specified in Section 3.01(a)(iv).

                  "MORTGAGE POLICY" has the meaning specified in the Existing Bridge Loan Agreement.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET CASH PROCEEDS" means, with respect to (A) any sale, lease, transfer or other disposition including any and all involuntary dispositions, whether by Casualty Event or otherwise, of any assets other than the sale or issuance of any Equity Interest of BMCA or (B) the incurrence or issuance of any Debt or (C) any Extraordinary Receipt received by or paid to or for the account of any Loan Party, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Loan Party in connection with such transaction, in each case, after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes paid or payable in connection with or as a result of such transaction, (c) the amount of liability reserves established in accordance with GAAP, (d) a reasonable reserve for the after tax cost of any indemnification obligations (fixed or contingent) attributable to sellers indemnities for the purchases undertaken by BMCA and/or its Subsidiaries in connection with such disposition, and (e) the amount of any Debt secured by a Lien on such assets that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

                  "NON-MATERIAL SUBSIDIARY" means, at any time of determination, any Subsidiary of BMCA other than any Loan Party (a) whose aggregate assets, when combined with the assets of all other Subsidiaries of BMCA which qualify as a Non-Material Subsidiary for purposes of this Agreement, at the last day of the most recently ended fiscal quarter of BMCA were less than 1% of the Consolidated total assets of BMCA at such date or (b) whose aggregate revenues, when combined with the revenues of all other Subsidiaries of BMCA which qualify as a Non-Material Subsidiary for purposes of this Agreement, for the most recently ended fiscal quarter of BMCA were less than 1% of the Consolidated aggregate revenues of BMCA for such period, in each case determined in accordance with GAAP.

                  "NON-RECOURSE SUBSIDIARY" means a Subsidiary of any Loan Party
         (A) which has been designated by such Loan Party as a "Non-Recourse Subsidiary", (B) which is not a Loan Party or otherwise party to this Agreement or any other Loan Document, (C) which is not capitalized at any time by any investment by a Loan Party, except to the extent permitted under Section 5.02(f) and (D) the Debt of which is completely non-recourse to the Loan Parties or any of their Subsidiaries.

                  "NOTE" means each promissory note, if any, of the Borrowers payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrowers to such Lender resulting from the Loan owed to such Lender, as amended.

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "OFF BALANCE SHEET OBLIGATION" means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if, and only to the extent that, such Obligations would give rise to a claim against such Person in a proceeding referred to in Section 6.01(f) (it being understood that this definition of "Off Balance Sheet Obligation" shall not include operating leases entered into in the ordinary course of business).

                  "OPEN YEAR" has the meaning specified in Section 4.01(m)(iii).

                  "OPTION STOCK" means the shares of Company Stock subject to the letter dated August 28, 2006 from the general partner of Heyman Investment Associates Limited Partnership to the chief executive officer of BMCA.

                  "OTHER TAXES" has the meaning specified in Section 2.10(b).

                  "PARENT" means G-I Holdings so long as it owns, and any other Person that acquires or owns, directly or indirectly, 80% or more of the Voting Interests of BMCA.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "PERMITTED ACQUISITIONS" has the meaning specified in Section 5.02(f)(vii).

                  "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

                  "PERMITTED HOLDERS" means (a) Samuel J. Heyman, his heirs, administrators, executors and entities of which a majority of the Voting Interests is owned by Samuel J. Heyman, his heirs, administrators or executors and (b) any Person controlled, directly or indirectly, by Samuel J. Heyman or his heirs, administrators or executors.

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by operation of law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, and (ii) are being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established in accordance with GAAP; (c) pledges or deposits to secure obligations under workers' compensation laws, employment insurance or other social security obligations or similar legislation or to secure public or statutory obligations, appeal bonds, performance bonds or other obligations of a like nature; (d) Permitted Encumbrances; (e) easements, rights of way and other encumbrances on title to real property that were not incurred in connection with and do not secure Debt and do not render title to the property encumbered thereby uninsurable or materially adversely affect the use of such property for its intended purposes; (f) financing statements with respect to lessor's rights or interests in and to the personal property leased to such Person in the ordinary course of such Person's business other than through a Capitalized Lease; (g) Liens arising out of judgments or decrees which are being contested in good faith, provided that enforcement of such Liens is stayed pending such contest; (h) broker's liens securing the payment of commissions and management fees in the ordinary course of business; (i) Liens arising solely from the filing of UCC financing statements for precautionary purposes in connection with leases or conditional sales of property that are otherwise permitted under the Loan Documents; (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods; (k) leases or subleases granted to others not interfering in any material respect with the business of BMCA and its Subsidiaries, taken as a whole; (l) Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements of BMCA or any of its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PLEDGED DEBT" has the meaning specified in the Security Agreement.

                  "PLEDGED EQUITY INTERESTS" has the meaning specified in the Security Agreement.

                  "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "PRIME LENDING RATE" means the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at above or below the Prime Lending Rate.

                  "PROPERTIES" means those properties listed on Schedules 4.01(r)(1) and 4.01(q) hereto.

                  "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the outstanding principal amount of such Lender's Loan at such time and the denominator of which is the aggregate outstanding principal amount of Loans by all Lenders at such time.

                  "RATIFICATION" has the meaning specified in Section
         3.01(a)(ii).

                  "RECOURSE SUBSIDIARIES" of any Person means all Subsidiaries of such Person other than Non-Recourse Subsidiaries of such Person.

                  "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "REGISTER" has the meaning specified in Section 8.07(d).

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED DOCUMENTS" means the Merger Agreement and the Tax Agreement.

                  "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Loans outstanding at such time.

                  "RESIGNATION AND ASSIGNMENT" has the meaning specified in
         Section 3.01(a)(xiii).

                  "RESPONSIBLE FINANCIAL OFFICER" means the Chief Financial Officer, Treasurer, and/or Controller (so long as such Person is also a Responsible Officer of any Loan Party or any of its Subsidiaries).

                  "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

                  "RESTRICTED INVESTMENT" means, with respect to BMCA or any of its Subsidiaries, an Investment by such Person in an Affiliate of BMCA; provided that the following shall not be Restricted Investments: (i) Investments in BMCA or in any of its Subsidiaries and (ii) Investments permitted by clauses (i), (ii)(x), (iii), (iv), (v), (vi), (vii) and
         (viii) of Section 5.02(f).

                  "RESTRICTED PAYMENT" means (i) the declaration or making of any dividend or of any other payment or distribution (other than dividends, payments or distributions payable solely in shares of BMCA's Equity Interests other than Redeemable Equity Interests) on or with respect to BMCA's Equity Interests (other than Redeemable Equity Interests); and (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of BMCA's Equity Interests (other than Redeemable Equity Interests).

                  "REVOLVING CREDIT FACILITY" has the meaning specified in the preliminary statements to this Agreement.

                  "RHONE POULENC TRANSACTIONS" means the factual elements and events involved in or otherwise related to the formation of Rhone-Poulenc Surfactants and Specialties, L.P. ("RPSS") in 1990, the contributions thereto and operation thereof, the dissolution, liquidation, and distribution of RPSS assets in 1999 and the pledge of those assets by one or more members of the G-I Holdings Tax Group, in each case as further described in the documents either (i) docketed at Docket Numbers 1028 and 1383 on the docket of the cases pending in the United States Bankruptcy Court for the District of New Jersey under the jointly administered Case No. 01-30135 (RG) or (ii) filed with the court in connection with the case currently pending in the United States District Court for the District of New Jersey, Case No. 02-CV-03082 (WGB).

                  "S&P" means Standard & Poor's, a division of the McGraw Hill Companies, Inc.

                  "SCHEDULED MATURITY DATE" means September 15, 2014.

                  "SECURED PARTIES" means the Agents, the Lenders, and each other secured party specified in the Collateral Documents as such.

                  "SECURITY AGREEMENT" means the Amended and Restated Security Agreement delivered pursuant to Section 3.01(a)(iii) among BMCA, each of the other Grantors party thereto and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning specified in Section 8.07(k).

                  "STATED MATURITY" means, when used with respect to any Debt, the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest is due and payable.

                  "SUBORDINATED DEBT" means any Debt of any Loan Party that is
         (i) subordinated to the Obligations of such Loan Party under the Loan Documents (ii) or permitted by Section 5.02(b)(iii)(F) or (J).

                  "SUBORDINATED DEBT DOCUMENTS" means all agreements, indentures and instruments pursuant to which Subordinated Debt is issued, in each case as amended, to the extent permitted under the Loan Documents.

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Notwithstanding anything to the contrary in the foregoing, the term "Subsidiary" shall not include any Non-Recourse Subsidiary or, unless otherwise provided herein, all Non-Material Subsidiaries.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning specified in
         Section 7.07 and "Supplemental Collateral Agents" shall have the corresponding meaning.

                  "SURVIVING DEBT" means the principal amount of Debt of BMCA and its Subsidiaries as of the Closing Date outstanding immediately before and after the Closing Date.

                  "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "TAX AGREEMENT" means the Tax Sharing Agreement dated as of January 31, 1994, by and among BMCA, GAF Corporation (a predecessor-in-interest to G-I Holdings), as amended as of March 19, 2001, and as further amended to the extent permitted under the Loan Documents.

                  "TAXES" has the meaning specified in Section 2.10(a).

                  "TENDER OFFER" has the meaning specified in the preliminary statements of this Agreement.

                  "TERM LOAN FACILITY" has the meaning specified in the preliminary statements to this Agreement.

                  "TRANSACTION" has the meaning specified in the preliminary statements to this Agreement.

                  "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

                  "TYPE" refers to the distinction between Loans bearing interest at the Base Rate and Loans bearing interest at the Eurodollar Rate.

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "WHOLLY-OWNED RECOURSE SUBSIDIARY" means a Subsidiary of a Person (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by such Person or another Wholly-Owned Recourse Subsidiary of such Person.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "2001 Long Term Incentive Plan" means that certain incentive compensation plan known as the Building Materials Corporation of America 2001 Long Term Incentive Plan, effective as of December 31, 2000, pursuant to which BMCA grants Incentive Units (as defined therein) to eligible employees of BMCA and its Subsidiaries.

                  "2007 NOTES" has the meaning specified in the preliminary statements to this Agreement.

                  "2008 NOTES" has the meaning specified in the preliminary statements to this Agreement.

                  "2014 NOTES" has the meaning specified in the preliminary statements to this Agreement.

                  "2014 NOTES INDENTURE" means the Indenture dated as of July 26, 2004, among BMCA, certain of its subsidiaries party thereto as guarantors and Wilmington Trust Company, as trustee, pursuant to which the 2014 Notes were issued, as most recently supplemented by the Fourth Supplemental Indenture dated as of February 21, 2007 and the Fifth Supplemental Indenture dated as of February 22, 2007, and as further amended, supplemented or otherwise modified from time to time.

                  SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "FROM and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. The term "INCLUDING," when used in any Loan Document, means "including, without limitation."

                  SECTION 1.03. Accounting Terms. (a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                  (b) If any change in the accounting principles used in the preparation of the financial statements referred to in Section 4.01(g) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor to either thereof) and such change is adopted by each of the Borrowers with the agreement of each of the Borrowers' independent public accountants and results in a change in any of the calculations required by Section 5.02 or Section 5.04 that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by each of the Borrowers shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Section 5.02 or Section 5.04 shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  SECTION 1.04. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, VII and VIII) or any of the other Loan Documents to be in U.S. dollars shall also include the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by DBCA in New York, New York, at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                  SECTION 2.01. The Loans. On the Closing Date, each Lender to the Existing Bridge Loan Agreement made a single Loan to the Borrowers under the Existing Bridge Loan Agreement in the respective amounts set forth on Schedule
I. Any Loan which is repaid or prepaid cannot be reborrowed.

                  SECTION 2.02. Repayment of Loans. The Borrowers, jointly and severally, agree to repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Loans, together with all accrued and unpaid interest, on the Scheduled Maturity Date.

                  SECTION 2.03. Optional Prepayments. The Loans may not be voluntarily prepaid prior to the first anniversary of the Effective Date. The Borrowers, may, at any time after the first anniversary of the Effective Date, upon at least three Business Days' notice in the case of Eurodollar Rate Advances and one Business Day's notice in the case of Base Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and, if such notice is given, the Borrowers, jointly and severally, agree to prepay the outstanding aggregate principal amount of the Loans in whole or ratably in part without premium or penalty (except as provided below), together with accrued interest thereon to the date of such prepayment on the aggregate principal amount so prepaid, provided that any prepayments of the Loans after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date shall include a prepayment premium of 1% of the principal amount of the Loans prepaid.

                  SECTION 2.04. Mandatory Offer to Prepay. (a) Except to the extent the Net Cash Proceeds referred to in this subsection are required to be applied to repay or prepay advances under the Term Loan Facility, the Borrowers shall, with respect to Net Cash Proceeds received by any Loan Party from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than (x) any sale, lease, transfer or other disposition of assets referred to in clause (i), (ii), (iii) or (iv) of the definition of Certain Permitted Dispositions and (y) any sale, lease transfer or other disposition of assets the Net Cash Proceeds of which are reinvested in assets used in the operation of the business within 18 months of receipt of such proceeds), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt permitted to be incurred or issued pursuant to Section 5.02(b)), and (C) any Extraordinary Receipt received by or paid to or for the amount of any Loan Party or any of its Subsidiaries and not otherwise included in clause (A) or (B) above (other than any Extraordinary Receipts which are reinvested in assets used in the operation of the business within 18 months of receipt of such proceeds), cause to be offered to be prepaid in accordance with clause (b) below on or prior to the date which is ten Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Loans, together with accrued interest on the Loans to be prepaid, in an amount equal to 100% of all such Net Cash Proceeds; provided, however, that with respect to clause (A) and (C) above, there shall be excluded Net Cash Proceeds from the sale of Collateral in which the lenders under any Revolving Credit Facility have a prior lien and from any Extraordinary Receipt in respect of such Collateral, in each case which are applied to repay advances, if any, under the Revolving Credit Facility.

                  (b) With respect to each prepayment offer of Loans required pursuant to this Section 2.04, (i) BMCA will, not later than the date specified in Section 2.04(a) for offering to make such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Lender, (ii) the Administrative Agent shall provide notice of such prepayment to each Lender,
(iii) each Lender will have the right to refuse any such prepayment by giving written notice of such refusal to the Administrative Agent within five Business Days after such Lender's receipt of notice from the Administrative Agent of such offer of prepayment (and the Borrowers shall not prepay any such Loans until the date that is specified in clause (iv) below), and (iv) the Borrowers will make all such prepayments not so refused upon the sixth Business Day after the Administrative Agent has provided such notice of prepayment and (v) any prepayment refused by Lenders may be retained by the Borrowers.

                  SECTION 2.05. Interest. (a) Scheduled Interest. The Borrowers, jointly and severally, agree to pay interest on the unpaid principal amount of the Loans owing to each Lender, from the Closing Date until such principal amount shall be paid in full, at the following rate per annum:

                  (i) Base Rate Advances. During such periods as such Loan is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect, from time to time, plus (B) the Applicable Margin, payable in arrears monthly on the first day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Loan is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Loan to the sum of (A) the Eurodollar Rate (adjusted for maximum reserves) for such Interest

         Period for such Loan plus (B) the Applicable Margin, payable in arrears, on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advances shall be Converted or paid in full.

                  In the event the amount of the Term Loan Facility is increased as contemplated by the terms thereof and in connection therewith any interest margin under the Term Loan Facility is increased, then the respective Applicable Margin shall increase by an amount equal to 150% of such increase of the respective interest margin under the Term Loan Facility.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrowers pay interest ("DEFAULT Interest") on (i) the outstanding and unpaid principal amount of the Loan owing to each Lender, payable in arrears on the dates referred to in clause
(i) or (ii) of Section 2.05(a), as applicable, or otherwise on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on the Loans pursuant to clause (i) or (ii) of Section 2.05(a), as applicable, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full or otherwise on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Loans on which such interest has accrued pursuant to clause (i) or (ii) of Section 2.05(a), as applicable, and, in all other cases, on Base Rate Advances pursuant to clause (i) of Section 2.05(a); provided, however, that following the acceleration of the Loans, or the giving of notice by the Agent to accelerate the Loans that has not been revoked or rescinded, pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

                  (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a notice of Conversion pursuant to Section 2.07 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrowers and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(a)(ii) above.

                  SECTION 2.06. Agents' Fees. The Borrowers, jointly and severally, agree to pay to each Agent for its own account such fees as may from time to time be agreed between the Borrowers and such Agent.

                  SECTION 2.07. Conversion of Loans. (a) Optional. The Borrowers may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.08, Convert all or any portion of the Loans of one Type into Loans of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $5,000,000, no Conversion of any Loans shall result in more than eight separate Interest Periods and each Conversion of Loans shall be made ratably among the Lenders. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Loans. Each notice of Conversion shall be irrevocable and binding on the Borrowers.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances having the same Interest Periods shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrowers shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrowers and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to Convert Loans into Eurodollar Rate Advances shall be suspended.

                  SECTION 2.08. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.08, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.10 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that the Borrowers shall not be responsible for costs under this Section 2.08(a) arising more than 120 days prior to receipt by the Borrowers of the demand from the affected Lender pursuant to this Section 2.08(a); provided further that a Lender claiming additional amounts under this Section 2.08(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender as a result of or based upon the existence of such Lender's Loan, then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to such Lender's Loan; provided, however, that the Borrowers shall not be responsible for costs under this Section 2.08(b) arising more than 180 days prior to receipt by the Borrowers of the demand from the affected Lender pursuant to this Section 2.08(b). A certificate as to such amounts submitted to the Borrowers by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Eurodollar Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining such Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to Convert Loans into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurodollar Rate Advances will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to Convert Loans into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (e) In the event that any Lender demands payment of costs or additional amounts pursuant to Section 2.08 or Section 2.10 or asserts, pursuant to Section 2.08(d), that it is unlawful for such Lender to fund or maintain Eurodollar Rate Advances then (subject to such Lender's right to rescind such demand or assertion within 10 days after the notice from the Borrowers referred to below) the Borrowers may, upon 20 days' prior written notice to such Lender and the Administrative Agent, elect to cause such Lender to assign its Loan in full to one or more Persons selected by the Borrowers so long as (a) each such Person satisfies the criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (b) such Lender receives payment in full in cash of the outstanding principal amount of the Loan owed to it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender as of the date of such assignment (including amounts owing pursuant to Sections 2.08, 2.10, 2.13 and 8.04) and (c) each such Lender assignee agrees to accept such assignment and to assume all obligations of such Lender assignor hereunder in accordance with Section 8.07.

                  SECTION 2.09. Payments and Computations. (a) The Borrowers, jointly and severally, agree to make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 12:30 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrowers is in respect of principal, interest or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrowers is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrowers hereby authorize each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrowers' accounts with such Lender or such Affiliate any amount so due.

                  (c) All computations of interest determined by the Eurodollar Rate and fees shall be made by the Administrative Agent on the basis of a year of 360 days and all computations of interest determined by the Base Rate shall be made by the Administrative Agent on the basis of a year of 365/366 days, as the case may be, and in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the

Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances, to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. All repayments of Loans shall be applied first to repay such Loans that are Base Rate Advances and then to repay such Loans that are Eurodollar Rate Advances.

                  (e) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to any Lender hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lenders in the following order of priority:

                           (i) first, to the payment of all of the fees,
                  indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

                           (ii) second, to the payment of all of the
                  indemnification payments, costs and expenses that are due and payable to the Lenders under Sections 8.04 hereof and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

                           (iii) third, to the payment of all of the amounts
                  that are due and payable to the Administrative Agent and the Lenders under Sections 2.08 and 2.10 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lenders on such date;

                           (iv) fourth, to the payment of all accrued and unpaid
                  interest on the Obligations of the Borrowers under or in respect of the Loan Documents that is due and payable to the Lenders under Section 2.05(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Lenders on such date;

                           (v) fifth, to the payment of all of the accrued and
                  unpaid interest on the Loans that is due and payable to the Lenders under Section 2.05(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Lenders on such date;

                           (vi) sixth, to the payment of the principal amount of
                  all of the outstanding Loans that is due and payable to the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Lenders on such date; and

                           (vii) seventh, to the payment of all other
                  Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the Lenders on such date.

                  SECTION 2.10. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender or any Agent hereunder or under the Notes or any other Loan Document shall be made, in accordance with Section 2.09 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender or any Agent, (i) the sum payable by the Borrowers shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and
(iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, a Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any Notes or any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "OTHER Taxes").

                  (c) The Loan Parties shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.10, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand setting forth in reasonable detail its claim and the basis for indemnification hereunder.

                  (d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrowers (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrowers with two original Internal Revenue Service Forms W-8BEN or W-8ECI (or in the case of a Lender that has certified in writing to the Administrative Agent that it is not (i) a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of
Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrowers or (iii) a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Internal Revenue Code), Internal Revenue Service Form W-8BEN), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document or, in the case of a Lender that has certified that it is not a "bank" as described above, certifying that such Lender is a foreign corporation, partnership, estate or trust entitled to exemption from withholding as portfolio interest under Section 871(h) or 881(c) of the Internal Revenue Code. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.10 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8EC1 or the related certificate described above, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information. For purposes of subsections (d) and (e) of this
Section 2.10, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (f) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.10 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.10 shall survive the payment in full of the principal and of interest on all Loans hereunder.

                  (h) Notwithstanding anything to the contrary in this Section 2.10, any Lender claiming any additional amounts payable pursuant to this
Section 2.10 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (i) If BMCA determines in good faith that substantial authority exists for successfully contesting any Taxes paid or otherwise indemnified against under Section 2.10(c), and so long as the Borrowers, jointly and severally, agree in writing to indemnify the relevant Lender, the Administrative Agent or any other Agent against any damages or costs in connection with such contest, the relevant Lender, the Administrative Agent or any other Agent, as applicable, shall cooperate with the Borrowers in challenging such Taxes at the Borrowers' expense, if so requested by the Borrowers, unless the relevant Lender, the Administrative Agent or other Agent, as the case may be, determines in its discretion that it would be adversely affected by such contest. If any Lender, the Administrative Agent or any other Agent, as applicable, receives a refund of a Tax previously paid by the Borrowers or otherwise indemnified against under Section 2.10(c), which refund in the good faith judgment of such Lender, the Administrative Agent or such other Agent, as the case may be, is attributable to such payment made by the Borrowers, then the Lender, the Administrative Agent or other Agent, as the case may be, shall reimburse the Borrowers for such amount (together with any interest received thereon) as the Lender, the Administrative Agent or other Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the payment had not been required, provided, however, that any such reimbursement shall be made only after such refund has been finally determined and cannot be adjusted and the Borrowers shall return such refund to such Lender or Agent if erroneously made or otherwise changed. At the expense of the Borrowers, the Lender, an Administrative Agent or other Agent shall claim any refund involving a Tax against which it is indemnified by the Borrowers that such Lender or Agent determines is available to it, unless such Lender or Agent concludes in its discretion that it would be adversely affected by making such a claim. The agreements in this clause (i) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 2.11. Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrowers in the amount of such interest or participating interest, as the case may be.

                  SECTION 2.12. Use of Proceeds. The proceeds of the Loans were used solely to (i) finance, in part, the Tender Offer and the Transaction and
(ii) pay fees and expenses in connection with the Transaction.

                  SECTION 2.13. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from the Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrowers agree that upon notice by any Lender to the Borrowers (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Loan owing to such Lender, the Borrowers shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A, payable to the order of such Lender in a principal amount equal to the Loans of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                  (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Loan made hereunder, (ii) the Type of Loans and, if appropriate, the Interest Period applicable thereto, (iii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iv) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (v) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.

                  SECTION 2.14. Relationship Among the Borrowers. (a) Administrative Borrower. BMCA Acquisition and BMCA Acquisition Sub hereby appoint BMCA, and BMCA shall act under this Agreement, as the agent, attorney-in-fact and legal representative of BMCA Acquisition and BMCA Acquisition Sub for all purposes, including taking any action under any Loan Document and receiving account statements and other notices and communications to the Borrowers (or any of them) from any Agent or any Lender. Any Agent and the Lenders may rely, and shall be fully protected in relying, on any disbursement instruction, report, information or any other notice or communication made or given by BMCA, whether in its own name, as Borrowers' agent, on behalf of BMCA Acquisition and BMCA Acquisition Sub or on behalf of the Borrowers, and neither any Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the Borrowers' obligations hereunder be affected.

                  (b) Joint and Several Obligations. The obligations of the Borrowers pursuant to the Loan Documents shall be joint and several as provided in the Guaranty. The Borrowers shall be jointly and severally liable for the payment and performance of all Obligations and covenants required by this Agreement to be performed by any of them, including BMCA acting as agent hereunder, and each Borrower shall be bound by any notices (including Conversions and continuations), consents or other actions furnished or taken by such Borrower or any other Borrower hereunder.

                  (c) Resignation. BMCA may resign from acting as the agent for the other Borrowers pursuant to this Section 2.14 at any time by notifying the Administrative Agent, provided that such resignation shall not become effective until the earlier of (i) the appointment by the other Borrowers of another Borrower as successor agent for such Borrowers hereunder, and acceptance by such Borrower of such appointment and (ii) the date that is 30 days after delivery of notice by BMCA of its resignation. At any time that there is no Borrower acting as agent hereunder or under any of the Loan Documents, all rights and obligations of the Borrowers, including the delivery of such notices, requests, certificates, statements and other documents, permitted to be exercised or performed by Borrower as such agent on behalf of the Borrowers shall be performed by the Borrowers in respect of the Loan Documents.

                                   ARTICLE III

                           CONDITIONS OF EFFECTIVENESS

                  SECTION 3.01. Conditions Precedent. Each of the following conditions precedent shall be satisfied in order for this Agreement to be effective (and the date on which all such conditions are satisfied is the "EFFECTIVE DATE"):

                  (a) The Administrative Agent shall have received on or before the Effective Date the following, each dated as of such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                           (i) counterparts of this Agreement executed by each
                  of the parties hereto;

                           (ii) a ratification of Guaranty in substantially the
                  form of Exhibit J hereto (the "RATIFICATION") duly executed by each Guarantor;

                           (iii) an Amended and Restated Security Agreement in
                  substantially the form of Exhibit I hereto (the "SECURITY AGREEMENT"), duly executed by the Collateral Agent and each Loan Party;

                           (iv) except as provided in Section 5.01(k)(vii),
                  mortgage amendments in substantially the form of Exhibit E hereto (with such changes as may be reasonably satisfactory to the Administrative Agent and its counsel to account for local law matters) and covering the properties listed in part 1 of
                  Schedule 4.01(q) hereto (the "MORTGAGE AMENDMENTS"), duly executed by the appropriate Loan Party, together with:

                                    (A) evidence that counterparts of the
                           Mortgage Amendments have been duly executed, acknowledged and delivered on or before the Effective Date and are in form suitable for filing or recording, in all filing or recording offices that the Administrative Agent may deem necessary and that all applicable filing and recording taxes and fees, if any, have been paid or a sufficient amount has been collected by the relevant title insurer referenced in clause (B) below to satisfy the payments thereof;

                                    (B) a modification or endorsement, in form
                           and substance reasonably satisfactory to the Administrative Agent, to each of the Mortgage Policies, and

                                    (C) such other consents, agreements and
                           confirmations as the Administrative Agent may deem necessary and evidence that all other actions that the Administrative Agent may deem necessary in order to preserve valid and subsisting Liens on the property described in the Mortgages has been taken;

                           (v) certified copies of the resolutions of the Board
                  of Directors or Board of Managers, as applicable, of each Loan Party approving this Agreement and each Loan Document to which it is or is to be a party, and copies of all documents evidencing other necessary corporate or limited liability company action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Loan Document to which it is or is to be a party;

                           (vi) a copy of a certificate of the Secretary of
                  State of the jurisdiction of organization of each Loan Party, dated reasonably near the Effective Date, certifying (A) as to a true and correct copy of the charter or other constituent document of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter or other constituent document on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (3) such Loan Party is duly organized and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization;

                           (vii) a certificate of each Loan Party, signed on
                  behalf of such Loan Party by its Secretary or any Assistant Secretary, dated as of the Effective Date (the statements made in which certificate shall be true on and as of the Effective
                  Date), certifying as to (A) the absence of any amendments to the relevant certificate of incorporation or other constituent document as certified by the Secretary of State's certificate referred to in Section 3.01(a)(vii) since the date of such Secretary of State's certificate, (B) a true and correct copy of the bylaws, if any, of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(vi) were adopted and on the Effective Date, and (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party;

                           (viii) a certificate of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

                           (ix) a certificate, in substantially the form of
                  Exhibit D, attesting to the Solvency of BMCA and its subsidiaries, taken as a whole, before and after giving effect to the transactions contemplated hereunder (and assuming that neither BMCA nor any of its Subsidiaries is subject to asbestos-related liabilities), from the Chief Financial Officer of BMCA;

                           (x) evidence of insurance maintained by BMCA and its
                  respective subsidiaries as required under the Loan Documents, and the Collateral Agreement Agent shall be named as an additional insured or loss payee under all insurance policies to be maintained with respect to properties constituting Collateral;

                           (xi) a favorable opinion of Weil, Gotshal & Manges
                  LLP, counsel for the Loan Parties, in substantially the form of Exhibit G hereto;

                           (xii) a favorable opinion of Marc J. Kurzman, the
                  acting General Counsel to BMCA, in substantially the form of Exhibit H hereto; and

                           (xiii) the Resignation and Assignment, in
                  substantially the form of Exhibit B hereto (the "RESIGNATION AND Assignment") duly executed by the Collateral Agent and the Existing Agent.

                  (b) Appropriate notice shall have been duly provided in the bankruptcy case of G-I Holdings, Inc. without any adverse action being take with respect thereto, or if any objections are made in respect of such notice, the bankruptcy court has issued an order (which has become final) satisfactory to the Administrative Agent with respect to the Transaction as referred to in

Section 8.14, and all required filings in connection with the Transaction shall have been made and all applicable waiting periods shall have expired without any action being taken by any competent authority which prevents the consummation of the Transaction. Additionally, there shall not exist any event or order arising in the bankruptcy case of G-I Holdings, Inc., prohibiting or imposing materially adverse conditions upon the Transaction or the transactions contemplated by this Agreement.

                  (c) All costs, fees, expenses (including legal fees and expenses) and other compensation contemplated hereby, payable to the Joint Lead Arrangers and the Lenders or otherwise payable in respect of the Transaction shall have been paid to the extent due.

                  (d) The following statements shall be true and the Administrative Agent shall have received for the account of such Lender a certificate signed by a duly authorized officer of BMCA, dated the Effective Date, stating that:

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date; and

                  (ii) no Default has occurred and is continuing; and

                  (e) the Administrative Agent shall be in its reasonable judgment satisfied that (i) no action adverse to the validity and enforceability of the liens created in favor of the Collateral Agent, for the benefit of the Lenders, under the Collateral Documents or the rights or remedies of the Agents or the Lenders under any of the Loan Documents has been taken in or in connection with the G-I Holdings bankruptcy proceedings (it being understood that the filings on June 30, 2003 of the Notice of Appeal and the brief in support thereof by the Official Committee of Asbestos Claimants in the G-I Holdings bankruptcy proceedings shall not, solely by themselves, be deemed to be adverse actions for purposes of this clause (b)) or (ii) if any such action has been taken, such action has been resolved in a manner reasonably satisfactory to the Administrative Agent.

                  SECTION 3.02. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date specifying its objection thereto.

                                    ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants that the following statements are true and correct, provided, however, that such representations and warranties shall not include Elk and its Subsidiaries:

                  (a) Corporate Existence. Each Loan Party and each of its Subsidiaries (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation or limited liability company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably expected to have a Material Adverse Effect and (iii) has all requisite corporate or limited liability company power and authority (including all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in BMCA have been validly issued, are fully paid and non-assessable and are owned by BMCA Holdings in the amounts specified on Schedule 4.01(a) hereto free and clear of all Liens.

                  (b) Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, as of the date hereof, showing (as to each such Subsidiary) the jurisdiction of its organization, the number of shares of each class of its authorized Equity Interests, and the number outstanding on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents and to secure Debt under the Revolving Credit Facility, the Existing Indentures and the Term Loan Facility.

                  (c) Corporate Power; Authorization. The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the transactions contemplated hereunder, are within such Loan Party's powers, have been duly authorized by all necessary action, and do not
         (i) contravene such Loan Party's charter or bylaws or other constituent documents, (ii) violate any law, rule, regulation (including Regulation X and Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents and to secure Debt under the Revolving Credit Facility, the Existing Indentures, and the Term Loan Facility, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect. In making the foregoing representations with respect to non-contravention with Regulations U and X, the Borrowers are relying on each Lender having determined that the good faith loan value of the Collateral other than Margin Stock securing the Loan made by it is not less than the amount of such Loan.

                  (d) Governmental Authorizations. No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the Transaction (except for the filing of a certificate of merger in connection with the Merger), (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof (subject to Liens permitted under any Loan Document)) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made on or prior to the date hereof and are in full force and effect or will be made to perfect a security interest as contemplated by the Security Agreement and Section 5.01(j) or (k). All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (e) Enforceable Obligations. This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

                  (f) Litigation. Other than the matters described on Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION"), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or to the knowledge of BMCA, threatened before any Governmental Authority or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation), (ii) as of the Effective Date purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction or (iii) could reasonably be likely to materially affect the legality, validity or enforceability of any Loan Document, and since December 31, 2006, there has been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on
         Schedule 4.01(f) hereto.

                  (g) Financial Statements. (i) (A) The Consolidated balance sheet of BMCA and its Subsidiaries as at December 31, 2006, and the related Consolidated statement of income and Consolidated statement of cash flows of BMCA and its Subsidiaries for the Fiscal Year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of BMCA and its Subsidiaries as at such date and the Consolidated results of operations of BMCA and its Subsidiaries for the period ended on such date, all in accordance with GAAP, and (B) since December 31, 2006, there has been no Material Adverse Change.

                           (ii) The Consolidated forecasted balance sheets,
                  statements of income and statements of cash flows of BMCA and its Subsidiaries delivered to the Lenders in February 2007 and all other written information in connection therewith, or otherwise required to be delivered pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, BMCA's good faith and reasonable estimate of the future financial performance of BMCA and its Subsidiaries.

                           (iii) No written information, exhibit or report
                  delivered or furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents, when delivered, contained or will contain (when taken together) at the time such information was or will be delivered or furnished any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein at the time made not misleading.

                           (iv) No Borrower is engaged in the business of
                  extending credit for the purpose of purchasing or carrying Margin Stock, and except for the purchase of the shares of Elk, no proceeds of any Loan were used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (h) Investment Company Act; Public Utility Holding Company Act. Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 2005, as amended. Neither the making of the Loans, nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (i) No Burdensome Restrictions. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument containing restrictions, or subject to any charter or corporate restriction, that could be reasonably expected to have a Material Adverse Effect.

                  (j) Solvency. BMCA and its Subsidiaries, taken as a whole are Solvent (assuming that neither BMCA nor any of its Subsidiaries has any liability in respect of asbestos claims).

                  (k) ERISA Matters. (i) Set forth on Schedule 4.01(k) hereto, as of the date hereof, is a complete and accurate list of all Plans and Multiemployer Plans.

                           (ii) No ERISA Event has occurred or is reasonably
                  expected to occur with respect to any Plan that would result in a material liability.

                           (iii) Schedule B (Actuarial Information) to the most
                  recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                           (iv) Neither any Loan Party nor any ERISA Affiliate
                  has incurred or is reasonably expected to incur any material Withdrawal Liability to any Multiemployer Plan which has not been fully satisfied.

                           (v) Neither any Loan Party nor any ERISA Affiliate
                  has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA except to the extent such reorganization or termination has not resulted, and is not reasonably expected to result, in a material liability of any Loan Party or any ERISA Affiliate.

                  (l) Environmental Matters. Except as set forth on Schedule 4.01(l) hereto,

                           (i) The operations and properties of each Loan Party
                  and each of its Subsidiaries comply in all material respects with Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved or is expected to be resolved without material ongoing obligations or costs, and, to the knowledge of the Loan Parties, no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be likely to have a Material Adverse Effect or (B) cause any such property to be subject to any restriction on ownership, occupancy, use or transferability under any Environmental Law, assuming continued use of the property for industrial purposes, that could reasonably be likely to have a Material Adverse Effect.

                           (ii) None of the Properties currently or, to the
                  knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on any analogous foreign, or state list and the liability which such Loan Party or

                  Subsidiary is reasonably likely to have in respect thereof (net of insurance proceeds received (or to be received) or indemnification agreements of the type referred to in clause
                  (iv) below) is in excess of $37,500,000 in the aggregate (when combined with the liabilities referred to in clauses (iii),
                  (iv), (v) and (vi) of this Section 4.01(l)).

                           (iii) None of the Properties owned or operated by any
                  Loan Party or any of its Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., the regulations thereunder or any state analogue and the liability which such Loan Party or Subsidiary is reasonably likely to have in respect thereof (net of insurance proceeds received (or to be received) or indemnification agreements of the type referred to in clause (iv) below) is in excess of $37,500,000 in the aggregate (when combined with the liabilities referred to in clauses (ii), (iv), (v) and (vi) of this Section 4.01(l)).

                           (iv) There are no facts or circumstances or
                  conditions arising out of the location and operation of any underground or above ground storage tanks, surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of or the release, discharge or disposal of Hazardous Materials on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of any Loan Party, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries that would reasonably be expected to cause the Loan Parties or any of their Subsidiaries any liability ((I) excluding (A) liabilities incurred in the ordinary cause of business, and
                  (B) liabilities with respect to which the applicable Loan Party is the beneficiary of a third party indemnification agreement which is supported by a letter of credit or other credit facility, in either case in form and substance acceptable to the Administrative Agent, and which third party indemnification agreement is otherwise acceptable to the Administrative Agent, and (II) in all cases, such liabilities shall be determined net of insurance proceeds received (or to be received) by the applicable Loan Party in connection with such liability) in excess of, together with all other occurrences described in clauses (ii), (iii), (v) and (vi) of this Section 4.01(l), $37,500,000 in the aggregate pursuant to Environmental Laws or Environmental Permits.

                           (v) Neither any Loan Party nor any of its
                  Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, pursuant to the order under Environmental Law of any governmental or regulatory authority which would reasonably be expected to result in liability ((I) excluding (A) liabilities incurred in the ordinary cause of business, and (B) liabilities with respect to which the applicable Loan Party is the beneficiary of a third party indemnification agreement which is supported by a letter of credit or other credit facility, in either case in form and substance acceptable to the Administrative Agent, and which third party indemnification agreement is otherwise acceptable to the Administrative Agent, and (II) in all cases, such liabilities shall be determined net of insurance proceeds received (or to be received) by the applicable Loan Party in connection with such liability) in excess of, together with all other occurrences described in clauses (ii), (iii), (iv) and (vi) of this Section 4.01(l), $37,500,000 in the aggregate.

                           (vi) No wastes generated at, stored at, or
                  transported to or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner that would reasonably be expected to result in liability ((I) excluding (A) liabilities incurred in the ordinary cause of business, and (B) liabilities with respect to which the applicable Loan Party is the beneficiary of a third party indemnification agreement which is supported by a letter of credit or other credit facility, in either case in form and substance acceptable to the Administrative Agent, and which third party indemnification agreement is otherwise acceptable to the Administrative Agent, and (II) in all cases, such liabilities shall be determined net of insurance proceeds received (or to be received) by the applicable Loan Party in connection with such liability) in excess of, together with all other occurrences described in clauses (ii), (iii), (iv) and (v) of this Section 4.01(l), $37,500,000 in the aggregate pursuant to Environmental Laws.

                  (m) Tax Matters. (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Agreement.

                           (ii) Each Loan Party and each of its Subsidiaries and
                  Affiliates has filed, has caused to be filed or has been included in all Federal income and other material tax returns required to be filed by or on behalf of it and has paid or caused to be paid all taxes shown thereon to be due for its account, together with all tax assessments imposed on them plus any applicable interest and penalties except for those taxes contested in good faith and for which reserves have been established in accordance with GAAP.

                           (iii) Set forth on Part I of Schedule 4.01(m) hereto
                  is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed on behalf of each Loan Party and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "OPEN YEAR"). No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably expected to have a Material Adverse Effect.

                           (iv) There are no proposed tax adjustments or tax
                  assessments in writing against BMCA or any of its Subsidiaries in respect of Open Years that if paid, collected or otherwise enforced on a Loan Party would be reasonably likely to have a Material Adverse Effect.

                           (v) The aggregate unpaid amount, as of the date
                  hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed in writing by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $10,000,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

                           (vi) Based on current information and circumstances,
                  neither BMCA nor any of its Subsidiaries expect any of the Loans hereunder to be specifically identified (in whole or in part) as a "reportable transaction" on Internal Revenue Service Form 8886 filed with U.S. Federal tax returns filed by them or the G-I Holdings Tax Group for purposes of Section 6011, 6111 or 6112 of the Internal Revenue Code or the Treasury Regulations promulgated thereunder.

                  (n) Labor Matters. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any strike, lockout or other labor dispute, that could be reasonably likely to have a Material Adverse Effect.

                  (o) Surviving Debt. Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Surviving Debt as of the Closing Date, showing the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                  (p) Existing Liens. Set forth on Schedule 4.01(p) hereto is a complete and accurate list as of the Closing Date of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  (q) Owned Real Property. Set forth on Schedule 4.01(q) hereto is a complete and accurate list as of the Closing Date of all real property owned by any Loan Party or any of its Subsidiaries, showing the street address, city or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                  (r) Leased Real Property. (i) Set forth on Schedule 4.01(r)(1) hereto is as of the Closing Date a complete (except for non-material leases which (A) provide for annual rental payments totaling in the aggregate (together with the annual rental payments for all other leases not included on Schedule 4.01(r)(1) or Schedule 4.01(r)(2)) not more than $1,000,000, and (B) have a term of not longer than five years) and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing the street address, city or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the knowledge of the applicable Loan Party or Subsidiary that is the lessee, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                           (ii) To the knowledge of the applicable Loan Party or
                  Subsidiary that is the lessor, set forth on Schedule 4.01(r)(2) hereto is a complete (except for non-material leases which (A) provide for annual rental payments totaling in the aggregate (together with the annual rental payments for all other leases not included on Schedule 4.01(r)(1) or
                  Schedule 4.01(r)(2)) not more than $1,000,000, and (B) have a term of not longer than five years) and accurate list as of the date hereof of all leases of real property under which any Loan Party is the lessor, showing as of the date hereof the street address, city or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the knowledge of the applicable Loan Party or Subsidiary that is the lessor, each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

                  (s) Investments. Set forth on Schedule 4.01(s) hereto is a complete and accurate list as of the Closing Date of all Investments (other than Investments permitted under Section 5.02(f)(i) through (iv)) held by any Loan Party or any of its Subsidiaries on the date hereof, showing the amount, obligor or issuer and maturity, if any, thereof.

                  (t) Intellectual Property. Set forth on Schedule 4.01(t) hereto is a complete and accurate list as of the Closing Date of all registered patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                  (u) Material Contracts. Set forth on Schedule 4.01(u) hereto is a complete and accurate list as of the Closing Date of all Material Contracts of each Loan Party and its Subsidiaries, showing the parties and term thereof. Each such Material Contract has been duly authorized, executed and delivered by each Loan Party party thereto, has not been amended or otherwise modified, except as delivered prior to the date hereof or in the case of modifications after the date of this Agreement, as permitted under the Loan Documents, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract that would give the counterparty thereto the right to terminate such Material Contract (after the expiration of any applicable cure period).

                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

                  SECTION 5.01. Affirmative Covenants. So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, the Borrowers will (provided, that until the consummation of the Merger, compliance with respect to Elk and its Subsidiaries with the provisions of this
Section 5.01 will not be required, but BMCA will use commercially reasonable efforts to cause Elk and its Subsidiaries to so comply except for Section 5.01(j) compliance with which in respect of Elk and its Subsidiaries will only be required from and after the consummation of the Merger):

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all Federal income and other material taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither BMCA nor any of its Subsidiaries shall be required to pay or discharge any such Federal income or other material tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in conformity with GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Compliance with Environmental Laws. Comply, cause each of its Subsidiaries to comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all material Environmental Permits necessary for its operations and properties; and upon receipt of any notification or otherwise obtaining knowledge of any release of Hazardous Materials or other event that has a reasonable likelihood of causing any Loan Party or any of its Subsidiaries to incur any material liability pursuant to Environmental Laws, conduct, or pay for consultants to conduct, any investigation, study, sampling and testing reasonably necessary to evaluate the condition of the property, and undertake any cleanup, removal, further investigation, and remedial or other action required by Environmental Laws; provided, however, that neither BMCA nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which BMCA or such Subsidiary operates.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that BMCA and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d); and provided further that neither BMCA nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors (or similar entity) of BMCA or such

         Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of BMCA or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to BMCA, such Subsidiary or the Lenders; provided further that any Guarantor may be dissolved, provided that (i) no Event of Default shall then exist and be continuing, (ii) all of the property of such Guarantor shall be transferred to BMCA or any other Guarantor, and (iii) no such dissolution shall adversely affect the Collateral (including the nature, status, quality or value thereof) or the interest of the Collateral Agent therein; provided, further, that any Loan Party which is now a corporation can convert into a limited liability company, as long as (1) no Event of Default shall then exist and then be continuing, (2) no such conversion shall adversely affect the obligations of such Loan Party under the Loan Documents or the Collateral (including the nature, status, quality or value thereof) or the interest of the Collateral Agent therein and such Loan Party shall execute all documents and take such actions in connection with such conversion prior to the effect thereof as reasonably requested by the Administrative Agent.

                  (f) Visitation Rights. At any reasonable time and from time to time and in each case, during normal business hours, permit the Administrative Agent or the Collateral Agent, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, BMCA and any of its Subsidiaries, to conduct appraisals and field examinations and monitor the collateral as the Administrative Agent or the Collateral Agent may require, and to discuss the affairs, finances and accounts of BMCA and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided, however, that any such discussions shall be in the presence of a Responsible Officer of BMCA, so long as the Responsible Officers of BMCA have made reasonable efforts to make themselves available for such purpose.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of BMCA and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof except where failure to do so would not materially adversely affect the use of the related property.

                  (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (including payments of any management fees) on terms that are fair and reasonable and no less favorable to BMCA or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (j) Covenant to Guarantee Obligations and Give Security. Upon
         (x) the request of the Administrative Agent, following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Secured Parties (except to the extent the applicable Loan Party is prohibited by law or contract), then in each case at BMCA's reasonable expense:

                           (i) in connection with the formation or acquisition
                  of a Subsidiary that is not (x) a CFC or (y) a Subsidiary that is held directly or indirectly by a CFC, within 15 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary owned by BMCA (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement and a security agreement supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' Obligations under the Loan Documents and providing security in respect of such guaranty, except in the case of Elk and its Subsidiaries as of the date of the Merger, deliver such documents on or prior to the date of the Merger,

                           (ii) within 15 days after such request, formation or
                  acquisition furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries which are, or are required in accordance with the terms of the Loan Documents to become, Loan Parties, in detail reasonably satisfactory to the Administrative Agent,

                           (iii) within (x) 15 days after a request or
                  acquisition of personal property or (y) within 60 days after a request or acquisition of real property, in each case, by any Loan Party, except, in the case of Elk and its Subsidiaries, 90 days after consummation of the Merger, (A) duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Administrative Agent such additional Mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and creating Liens on all such properties and (B) such formation or acquisition of any new Subsidiary which is, or is required to become, a Loan Party, duly execute and deliver and cause each Subsidiary to duly execute and deliver to the Collateral Agent, Mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Administrative Agent, securing payment of all of the Obligations of such Subsidiary under the Loan Documents; provided that (A) the stock of any Subsidiary held by a CFC shall not be pledged and (B) if such new property is Equity Interests in a CFC, only 66% of such Equity Interests shall be pledged in favor of the Secured Parties,

                           (iv) subject to Section 5.01(k)(iv), within 30 days
                  after such request, formation or acquisition, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) to take, whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or reasonably advisable in the opinion of the Administrative Agent to vest in the Collateral Agent (or in any representatives of the Collateral Agent designated by such entity) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

                           (v) within 60 days after such request, formation or
                  acquisition or, in the case of Elk and its Subsidiaries, 90 days after consummation of the Merger (or such later date as may be agreed to by the Administrative Agent), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, exercised reasonably, a signed copy of a favorable opinion, addressed to the Agents and the Lenders, of counsel for the Loan Parties acceptable to the Administrative Agent as to (1) the matters contained in clauses (i), (iii) and (iv) above, (2) such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, (4) matters of corporate formalities as the Administrative Agent may request, and (5) such other matters as the Administrative Agent may reasonably request,

                           (vi) as promptly as practicable after such request,
                  formation or acquisition, deliver to the Administrative Agent, upon its reasonable request with respect to each parcel of real property owned or held by each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC), title reports and title insurance, land surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent, and

                           (vii) at any time and from time to time, promptly
                  execute and deliver, and cause to execute and deliver, each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) to take, all such other action as the Administrative Agent may reasonably deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

                  (k) Further Assurances. (i) Promptly upon request by the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                           (ii) Promptly upon request by the Administrative
                  Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be created by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                           (iii) (A) If any of the items required to be
                  delivered with respect to the Properties were not delivered on the Closing Date, BMCA shall, within 60 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent), cause the same to be delivered to the Collateral Agent; provided, however, that BMCA shall, within 30 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent), cause the mortgage in respect of the Property in Alabama to be delivered to the Collateral Agent. Further, BMCA shall, within such 60 day period, (A) deliver to the Collateral Agent duly executed amendments to the Mortgages requested by the Collateral Agent and take such other actions and execute such other documents as reasonably requested by the Collateral Agent that relate to title and survey matters and (B) if the survey for a Property that has been delivered pursuant to the Existing Bridge Loan Agreement is not acceptable to the issuer of the Mortgage Policies or if a survey for a Property was not delivered, BMCA shall, within 90 days after the Closing Date (1) provide a new

                  American Land Title Association/American Congress on Surveying and Mapping form survey, dated to a current date and for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the State in which such Property described in such survey is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent and (2) cause a "land same as survey" endorsement, an endorsement removing the standard survey exception and any other survey related endorsements, to be added to each Mortgage Policy same, each in form and substance reasonably acceptable to the Administrative Agent and (C) within 60 days after the Closing Date, BMCA shall cause to be delivered to the Administrative Agent (x) in respect of each Mortgage Policy for the Properties in California and Georgia, a zoning endorsement and (y) in respect of all other Properties encumbered by a Mortgage, a zoning endorsement, a zoning compliance letter from the applicable municipality, a zoning opinion or a PZR report.

                           (iv) On or prior to a date that is 45 days following
                  the Closing Date or such later date as the Administrative Agent may determine in its sole discretion, BMCA and its Subsidiaries shall have entered into one or more account control agreements in form and substance satisfactory to the Administrative Agent in respect of deposit accounts and securities accounts of BMCA and its Subsidiaries (other than Elk and its Subsidiaries), and on or prior to a date that is 45 days following the date of the Merger or such later date as the Administrative Agent may determine in its sole discretion, Elk and its Subsidiaries shall have entered into one or more account control agreements in form and substance satisfactory to the Administrative Agent in respect of deposit accounts and securities accounts of Elk and its Subsidiaries.

                           (v) With respect to Elk and its Subsidiaries as of
                  the date of the Merger, (A) on or prior to a date that is 15 days following the date of the Merger or such later date as the Administrative Agent may determine in is sole discretion, BMCA shall cause to be delivered to the Administrative Agent resolutions and legal opinions, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the supplements to the Security Agreement and the Guaranty delivered on the date of the Merger by such entities organized under the laws of the State of Delaware and on or prior to a date that is 90 days following the date of the Merger or such later date as the Administrative Agent may determine in its sole discretion, BMCA shall cause to be delivered to the Administrative Agent such resolutions and legal opinions with respect to such supplements delivered by each such entity organized under the laws of a jurisdiction in which a Mortgage is to be recorded pursuant to the terms hereof and (B) on or prior to a date that is 45 days following the date of the Merger or such later date as the

                  Administrative Agent may determine in its sole discretion, BMCA shall cause to be delivered to the Collateral Agent certificates representing equity interests (accompanied by undated stock powers executed in blank) and instruments evidencing Debt, indorsed in blank, in each case pledged under the Security Agreement on the date of the Merger.

                           (vi) The Borrowers shall use their commercially
                  reasonable efforts to request and obtain or cause the applicable Loan Party who holds title to each IRB Property to request and obtain not later than 60 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent), all consents and approvals (each, an "IRB CONSENT") that are required pursuant to the current underlying industrial revenue bond (or like) financing documents relating to each IRB Property such that the Borrowers or the applicable Loan Party, as the case may be, will be permitted to grant a Mortgage covering each IRB Property without being in breach or default under such industrial revenue bond financing documents. Within 60 days after the earlier of (A) receiving the applicable IRB Consent for an IRB Property or (B) the underlying industrial revenue bond (or like) financing being discharged, the Borrowers shall deliver, or cause the applicable Loan Party to deliver, to the Administrative Agent, similar items, agreements, instruments and documents with respect to such IRB Property as required by
                  Section 5.01(j) above with respect to newly acquired property, including a new land survey as described in Section 5.01(k)(iii).

                           (vii) The Borrowers shall use their commercially
                  reasonable efforts to request and obtain or cause the applicable Loan Party who holds title to each leased Property to request and obtain from the applicable landlord not later than 60 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent), a collateral access agreement with respect to such leased Property in form and substance satisfactory to the Administrative Agent in its reasonable discretion.

                           (viii) If any of the items referred to in Section
                  3.01(a)(iv) were not received on the Effective Date, BMCA shall, within 10 days after the Effective Date (or such later date as may be agreed to by the Administrative Agent) cause the same to be delivered to the Collateral Agent.

                  (l) Performance of Tax Agreement. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of the Tax Agreement to be performed or observed by it, maintain the Tax Agreement in full force and effect, enforce the Tax Agreement in accordance with its terms, and take all such action under the Tax Agreement to such end as may be from time to time reasonably requested by the Administrative Agent.

                  (m) Preparation of Environmental Reports. At the reasonable request of the Administrative Agent from time to time (not to exceed once per year for each such property, except during the continuance of any Default), provide to the Administrative Agent within 60 days after such request or such later date as may be agreed to by the

         Administrative Agent, at the expense of BMCA, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties, if any.

                  (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which BMCA or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any material default of which it is aware by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default by a Loan Party, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                  (o) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                  (p) G-I Holdings. Upon the Administrative Agent's reasonable request, but not more frequently than once per month, make a senior officer of BMCA available to provide to the Administrative Agent (i) an update of developments in (A) the G-I Holdings bankruptcy proceedings, and (B) any proceedings related to asserted Federal income tax liabilities in connection with the Rhone Poulenc Transactions and (ii) any information relating thereto that the Administrative Agent may reasonably request.

                  (q) Reportable Transaction. BMCA will notify the Administrative Agent promptly in the event that BMCA or any other member of the G-I Holdings Tax Group specifically identifies any of the Loans under this Agreement as a "reportable transaction" on Internal Revenue Service Form 8886 filed with the U.S. Federal tax returns for purposes of Sections 6011, 6111 or 6112 of the Internal Revenue Code or the Treasury Regulations promulgated thereunder.

                  (r) Tax Liabilities. BMCA (i) shall immediately inform the Lenders with respect to the Rhone Poulenc Transactions of (A) any court ruling determining tax liability or otherwise addressing the merits of the case; (B) any proposed or actual assessment or deficiency as to which any Loan Party or any member of the G-I Holdings Tax Group has knowledge; or (C) any written demand for payment of taxes from a tax authority, and (ii) shall provide any information available to them and reasonably required by the Lenders to make a determination with respect to the matters set forth in Section 6.01(h)(i).


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
                  SECTION 5.02. Negative Covenants. So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, BMCA will not, at any time (provided, that until the consummation of the Merger, compliance with respect to Elk and its Subsidiaries with the provisions of this
Section 5.02 will not be required, but BMCA will use commercially reasonable efforts to cause Elk and its Subsidiaries to so comply):

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names BMCA or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                           (i) Liens created under the Loan Documents and Liens
                  securing the Revolving Credit Facility (and the other Obligations referred to therein entitled to share in the collateral therefor), the Term Loan Facility (and the other Obligations referred to therein entitled to share in the collateral therefor), and the Existing Indentures;

                           (ii) Permitted Liens;

                           (iii) (A) Liens existing on the date hereof and
                  described on Schedule 4.01(p) hereto, (B) after the consummation of the Merger, cash collateral to secure any outstanding Elk Letters of Credit and (C) on or after the Effective Date, the Liens listed on Schedule 5.02(a)(iii) hereto;

                           (iv) purchase money Liens upon or in real property or
                  equipment acquired or held by BMCA or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, in each case, to the extent permitted under Section 5.02(b)(iii)(B)(I); provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted with respect thereto under Section 5.02(b)(iii)(B) at any time outstanding;

                           (v) Liens arising in connection with Capitalized
                  Leases permitted under Section 5.02(b)(iii)(B)(II); provided, however, that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases; and provided, further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (v) shall not exceed the amount permitted with respect thereto under Section 5.02(b)(iii)(B) at any time outstanding;

                           (vi) Liens arising in connection with sale-leaseback
                  transactions permitted under Section 5.02(b)(iii)(B)(III); provided, however, that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such sale-leaseback transactions; and provided, further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (vii) shall not exceed the amount permitted with respect thereto under Section 5.02(b)(iii)(B) at any time outstanding;

                           (vii) Liens to secure Debt permitted under Section
                  5.02(b)(iii)(J);

                           (viii) the replacement, extension or renewal of any
                  Lien permitted by clauses (iii) through (vii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; provided, however, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (viii) (excluding the replacement, extension or renewal of any Lien permitted by clause (iii) above) shall not exceed the applicable amount permitted with respect thereto under Section 5.02(b)(iii)(B) or (E), as the case may be, at any time outstanding; and

                           (ix) Liens arising in connection with operating
                  leases to the extent such operating leases are otherwise permitted hereunder; provided, however, that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such operating leases.

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                           (i) in the case of BMCA, Debt owed to a wholly owned
                  Subsidiary of BMCA which is a Guarantor, which Debt (x) shall constitute Pledged Debt and (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and, subject to the terms of the Intercreditor Agreements, delivered to the Collateral Agent pursuant to the terms of the Security Agreement;

                           (ii) in the case of any Subsidiary of BMCA, Debt owed
                  to BMCA or to a wholly owned Subsidiary of BMCA, provided that, in each case, such Debt (w) shall be permitted under
                  Section 5.02(f), (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt and (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and, subject to the terms of the Intercreditor Agreements, delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and

                           (iii) in the case of BMCA and its Subsidiaries,

                                    (A) Debt under this Agreement, the Revolving
                           Credit Facility, the Existing Indentures, the Term Loan Facility and the Elk Letters of Credit; provided, however, that in respect of any proposed borrowing under the Term Loan Facility after the end of the second fiscal quarter in Fiscal Year 2008, which shall result in the principal amount thereunder to be in excess of $975,000,000, such borrowing may only be incurred if, after giving effect thereto, BMCA is in compliance with the covenant in Section 5.04,

                                    (B) So long as (1) no Default has occurred
                           and is continuing (both at the time of such incurrence and after giving pro forma effect thereto), and (2) after giving effect to such incurrence, BMCA shall be in pro forma compliance with the provisions of Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lenders as though such Debt had been incurred as of the first day of the fiscal period covered thereby), (I) Debt secured by Liens permitted by Section 5.02(a)(iv), (II) Capitalized Leases permitted by Section 5.02(a)(v), and (III) Debt in respect of sale-leaseback transactions permitted by Section 5.02(a)(vii); provided, however, that (i) such Debt incurred pursuant to this Section 5.02(b)(iii)(B) shall not have scheduled amortization payments prior to the Scheduled Maturity Date in an aggregate principal amount in any Fiscal Year (together with the aggregate scheduled amortization payments in any Fiscal Year prior to the Scheduled Maturity Date of any Debt permitted pursuant to clauses (C), (E) and
                           (J) below) greater than the Amortization Basket, and
                           (ii) Debt incurred pursuant to this Section
                           5.02(b)(iii)(B) shall not exceed $200,000,000 in the aggregate during the term of this Agreement,

                                    (C) So long as (1) no Default has occurred
                           and is continuing (both at the time of such incurrence and after giving pro forma effect thereto), and (2) after giving effect to such incurrence, BMCA shall be in pro forma compliance with the provisions of Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lenders as though such Debt had been incurred as of the first day of the fiscal period covered thereby), Debt extending the maturity of, or refunding or refinancing, in whole or in part (without any increase in the principal amount thereof or any change in any direct or contingent


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
                           obligor thereof), any Debt under the 2014 Notes Indenture, the Term Loan Facility or the Revolving Credit Facility; provided, however, that (x) the terms and conditions of such extending, refunding or refinancing Debt are market terms and conditions at the time of such extension, refunding or refinancing and (y) any security arrangements in respect of such extended, refunded or refinanced Debt shall be no more onerous to the Lenders than those set forth in the security documentation in effect at such time; and provided, further, that there are no remaining scheduled amortization payments in respect of such extending, refunding or refinancing Debt prior to the Scheduled Maturity Date that is more onerous than the remaining scheduled amortization prior to the Scheduled Maturity Date applicable to the Debt being refinanced and that any Net Cash Proceeds received by BMCA in connection with any refinancing of such Debt and not applied to such refinancing shall be applied as provided in Section 2.05,

                                    (D) The Surviving Debt and, on or after the
                           Effective Date, the Debt listed on Schedule
                           5.02(b)(iii)(D) hereto,

                                    (E) So long as (1) no Default has occurred
                           and is continuing (both at the time of such incurrence and after giving pro forma effect thereto), and (2) after giving effect to such incurrence, BMCA shall be in pro forma compliance with the provisions of Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lenders as though such Debt had been incurred as of the first day of the fiscal period covered thereby), Debt extending the maturity of, or refunding or refinancing, in whole or in part (without any increase in the principal amount thereof or any change in any direct or contingent obligor thereof), any Debt described in clause (B) above and any other Surviving Debt, provided that (x) there are no remaining scheduled amortization payments in respect of such extending, refunding or refinancing Debt prior to the Scheduled Maturity Date that is more onerous than the remaining scheduled amortization prior to the Scheduled Maturity Date if any, applicable to the Debt being extended, refunded or refinanced, (y) any security arrangements in respect of such extended, refunded or refinanced Debt shall be no more onerous to the Lenders than those set forth in the security documentation in effect at such time; and (z) there are no scheduled amortization payments of principal in respect of such Debt prior to the Scheduled Maturity Date in an aggregate principal amount in any Fiscal Year (together with the aggregated scheduled amortization payments in any Fiscal Year prior to the Scheduled Maturity Date of any Debt permitted pursuant to clauses (B) and (C) above and clause (J) below) greater than the Amortization Basket; and provided, further, that the principal amount of such Debt being extended, refunded or refinanced shall not be increased above the principal amount thereof outstanding immediately prior to such extension,


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
                           refunding or refinancing and the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding or refinancing,

                                    (F) So long as (1) no Default has occurred
                           and is continuing (both at the time of such incurrence and after giving pro forma effect thereto), and (2) after giving effect to such incurrence, BMCA shall be in pro forma compliance, with the provisions of Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lenders as though such Debt had been incurred as of the first day of the fiscal period covered thereby), unsecured, subordinated Debt with market terms owing to G-I Holdings or BMCA Holdings,

                                    (G) Debt consisting of surety bonds or
                           similar instruments in favor of government agencies in connection with workers' compensation liabilities, taxes, assessments or other obligations; provided, however, that such Debt is incurred in the ordinary course of business,

                                    (H) Debt of any entity acquired by BMCA or
                           its Subsidiaries in accordance with the terms hereof so long as (i) such Debt was incurred prior to such acquisition (and not in connection with or contemplation of, such acquisition), (ii) both before and after giving effect to such acquisition, no Default or Event of Default shall exist, and (iii) such Debt has no additional direct, indirect or contingent obligor,

                                    (I) Debt of any Loan Party consisting of
                           Contingent Obligations in respect of Debt of other Loan Parties, so long as such other Loan Parties are permitted to incur such Debt hereunder,

                                    (J) So long as (1) no Default has occurred
                           and is continuing (both at the time of such incurrence and after giving pro forma effect thereto), and (2) after giving effect to such incurrence, BMCA shall be in pro forma compliance, with the provisions of Section 5.04 (such compliance to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lenders as though such Debt had been incurred as of the first day of the fiscal period covered thereby), Debt ranked junior (in respect of any Liens securing such Debt, which Liens shall be ranked junior to the Liens securing this Loan Facility); provided, however, that there are no scheduled amortization payments of principal in respect of such Debt prior to the Scheduled Maturity Date in an aggregate principal amount in any Fiscal Year (together with the aggregated scheduled amortization payments in any Fiscal Year prior to the Scheduled Maturity Date of any Debt permitted pursuant to clauses (B), (C) and (E) above) greater than the Amortization Basket, and


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
                                    (K) At any time prior to the thirtieth
                           Business Day after the date of the Merger, the Elk Private Notes.

                  (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof (other than as a result of an Investment permitted by Section 5.02(f)(vii)(B) involving complementary lines of business).

                  (d) Mergers, Etc. Other than pursuant to the Merger, merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                           (i) any Subsidiary of BMCA may merge into or
                  consolidate with any other Subsidiary of BMCA; provided, however, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of BMCA; and provided further that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor;

                           (ii) in connection with any acquisition permitted
                  under Section 5.02(f), any Subsidiary of BMCA may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that (x) the Person surviving such merger shall be a wholly owned direct or indirect Subsidiary of BMCA and (y) in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor;

                           (iii) in connection with any sale or other
                  disposition permitted under Section 5.02(e) (other than clause
                  (ii) thereof), any Subsidiary of BMCA may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

                           (iv) any of BMCA's Subsidiaries may merge into BMCA;
                  provided that the Person surviving such merger shall be BMCA.

         provided, however, that in each case, immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing and, in the case of any such merger to which BMCA is a party, BMCA is the surviving corporation.

                  (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                           (i) Certain Permitted Dispositions;

                           (ii) in a transaction authorized by Section 5.02(d)
                  (other than subsection (iii) thereof), 5.01(s) or 5.02(f);


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
                           (iii) the sale of (x) any asset identified on
                  Schedule 5.02(e) hereto (such assets being "EXCLUDED ASSETS") or (y) any other assets in any Fiscal Year by BMCA or any Subsidiary, the fair market value of which is not greater than $100,000,000; provided, however, that any unused portion thereof may be carried forward to any succeeding year; and provided, further, that the fair market value of all assets sold by BMCA or any Subsidiary during the term of this Agreement shall in no event be greater than $300,000,000 in the aggregate (the foregoing asset sales described in clauses
                  (x) and (y) above being collectively, "PERMITTED ASSET SALES") so long as in each case (A) the terms of any such sale shall be commercially reasonable, (B) the purchase price paid to BMCA or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale and (C) at least 66 2/3% of the purchase price for such asset shall be paid to BMCA or such Subsidiary solely in cash;

                           (iv) sales by means of a lease or sublease of
                  property of BMCA or any of its Subsidiaries, so long as (x) such transaction is permitted pursuant to Section 5.02(b)(iii)(B)(III) and (y) BMCA or such Subsidiary continues to reflect ownership of such property in its financial statements in accordance with GAAP;

                           (v) assignments and licenses of intellectual property
                  of BMCA and its Subsidiaries in the ordinary course of business; and

                           (vi) dispositions of property not to exceed an
                  aggregate fair market value of $10,000,000 in the aggregate, which in the commercially reasonable opinion of BMCA or such Subsidiary, and consistent with historic business practice, is obsolete;

         provided that in the case of sales of assets pursuant to clauses (i),
         (iii), (iv), and (vi) above, BMCA shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, offer to prepay the Loans pursuant to and to the extent set forth in Section 2.04.

                  (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                           (i) (A) equity Investments by BMCA and its
                  Subsidiaries in their Subsidiaries outstanding on the date hereof, (B) additional Investments in Loan Parties and (C) additional Investments by Subsidiaries of BMCA that are not Loan Parties in other such Subsidiaries;

                           (ii) so long as no Default or Event of Default has
                  occurred and is continuing both at the time of such Investment and after giving pro forma effect thereto, (x) Investments in an aggregate amount not in excess of $25,000,000 in Non-Recourse Subsidiaries or any Persons that are not Loan Parties, excluding G-I Holdings and BMCA Holdings and (y) Restricted Investments permitted under Section 5.02(g);

                           (iii) loans and advances to employees in the ordinary
                  course of the business of BMCA and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,500,000 at any time outstanding;

                           (iv) Investments by BMCA and its Subsidiaries in Cash
                  Equivalents;

                           (v) Investments existing on the date hereof and
                  described on Schedule 4.01(s) hereto;

                           (vi) Investments by BMCA in Hedge Agreements to the
                  extent permitted under Section 5.02(s);

                           (vii) the purchase or other acquisition (a "PERMITTED
                  ACQUISITION") of all of the Equity Interests in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be wholly owned directly by BMCA or one or more of its wholly owned Subsidiaries (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this clause (vii):

                                    (A) any such newly created or acquired
                           Subsidiary shall comply with the requirements of
                           Section 5.01(j);

                                    (B) the lines of business of the Person to
                           be (or the property and assets of which are to be) so purchased or otherwise acquired shall be (a) substantially the same lines of business as, or (b) lines of business complementary to, one or more of the principal businesses of BMCA and its Subsidiaries in the ordinary course;

                                    (C) such purchase or other acquisition shall
                           not include or result in any liabilities that could reasonably be expected to result in a Material Adverse Change (as determined in good faith by the board of directors (or the persons performing similar functions) of BMCA or such Subsidiary if the board of directors is otherwise approving such transaction;

                                    (D) (1) immediately before and immediately
                           after giving pro forma effect to any such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing, (2) BMCA and its Subsidiaries shall be in pro forma compliance with the covenant set forth in Section 5.04 (each of (1) and (2) above to be determined on the basis of the required financial information most recently delivered to the Administrative Agent and the Lenders as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and (3) the aggregate consideration paid in connection with all such Permitted Acquisitions shall not exceed $100,000,000 per year and $250,000,000 during the term of this Agreement); and


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
                                    (E) BMCA shall have delivered to the
                           Administrative Agent, on behalf of the Lenders, at least three Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (vii) have been satisfied or will be satisfied on or prior to the consummation of such Permitted Acquisition;

                           (viii) Investments in any "strategic alliance" joint
                  marketing arrangement, provided that such Investments do not exceed $10,000,000 in the aggregate for any Fiscal Year;

                           (ix) (a) Investments consisting of Initial G-I
                  Holdings Letters of Credit or substitutions thereof (subject to Section 5.02(g)) and (b) subject to Section 5.02(g), Investments consisting of Future G-I Letters of Credit and renewals thereof;

                           (x) So long as the provisions of Section 5.02(g) are
                  satisfied (determined as if such Investment were a payment, dividend or distribution described in Section 5.02(g)), Investments (other than Investments described in clause (ix) above) in G-I Holdings and BMCA Holdings; and

                           (xi) the purchase of the remaining outstanding shares
                  of Elk pursuant to the Merger or otherwise.

                  (g) Restricted Payments. (i) Make or permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment or Restricted Investment, except that, so long as no Default or an Event of Default shall have occurred and be continuing, BMCA may make, and may permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment or Restricted Investment so long as, at the time of such Restricted Payment or Restricted Investment and immediately after giving effect thereto, the aggregate amount of Restricted Payments made since the Effective Date and the aggregate amount of Restricted Investments made since the Effective Date and then outstanding (the amount expended for such purposes, if other than in cash, shall be the fair market value of such property as determined by the Board of Directors of BMCA in good faith as of the date of payment or investment) shall not exceed (when combined with all Restricted Payments and Restricted Investments since January 1, 2001) the sum of:

                           (A) 50% of the cumulative Consolidated Net Income (or
                  minus 100% of the cumulative Consolidated Net Loss) of BMCA accrued during the period beginning January 1, 2001 and ending on the last day of the most recently completed fiscal quarter for which financial statements are available (treating such period as a single accounting period);

                           (B) 100% of the net cash proceeds, including the fair
                  market value of property other than cash as determined by the Board of Directors of BMCA in good faith, as evidenced by a board resolution, received by BMCA from any Person (other than


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
                  a Subsidiary of BMCA) from the issuance and sale subsequent to July 26, 2004 of Equity Interests of BMCA (other than Redeemable Equity Interests) or as a capital contribution; provided, however, that, if the value of the non-cash consideration or contribution is in excess of $50,000,000, BMCA shall have received the written opinion of a nationally recognized investment banking firm that the terms thereof, from a financial point of view, are fair to the shareholders of BMCA or such Subsidiary, in their capacity as such (the determination as to the value of any non-cash consideration referred to in this clause (B) to be made by such investment banking firm), and such opinion shall have been delivered to the Administrative Agent;

                           (C) with respect to Restricted Investments made by
                  any Loan Party after July 26, 2004, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to any Loan Party or from the net cash proceeds from the sale or other disposition of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income (Loss)), or from designation of any Non-Recourse Subsidiary as a Loan Party, not to exceed, in each case, the amount of Restricted Investments previously made by the Loan Parties in such Person or Non-Recourse Subsidiary after July 26, 2004;

                           (D) 100% of the net cash proceeds received by BMCA
                  from the exercise of options or warrants on BMCA's Equity Interests (other than Redeemable Equity Interests) since July 26, 2004;

                           (E) 100% of the net cash proceeds received by BMCA
                  from the conversion into Equity Interests (other than Redeemable Equity Interests) of convertible Debt or convertible Preferred Interests issued and sold (other than to a Subsidiary of BMCA) since July 26, 2004; and

                           (F) $60,000,000.

                           The designation by BMCA or any of its Subsidiaries of
                  a Subsidiary as a Non-Recourse Subsidiary shall be deemed to be the making of a Restricted Investment by BMCA in an amount equal to the outstanding Investments made by BMCA and its Subsidiaries in such Person being designated a Non-Recourse Subsidiary at the time of such designation.

                                    (ii) Section 5.02(g)(i) shall not prevent
                           the following, as long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom other than pursuant to Section 5.02(g)(i):

                           (A) the making of any Restricted Payment or
                  Restricted Investment within 60 days after (x) the date of declaration thereof or (y) the making of a binding commitment in respect thereof; provided, however, that at such date of declaration or commitment such Restricted Payment or Restricted Investment complied with Section 5.02(g)(i);

                           (B) any Restricted Payment or Restricted Investment
                  made out of the net cash proceeds received by BMCA from the substantially concurrent sale of its common stock (other than to a Subsidiary of BMCA); provided, however, that such net cash proceeds so utilized shall not be included in paragraph
                  (a) in determining the amount of Restricted Payments or Restricted Investments BMCA could make under Section 5.02(g)(i);

                           (C) cumulative Investments in Non-Recourse
                  Subsidiaries not in excess of $50,000,000 in the aggregate from July 26, 2004 determined as of the date of the Investment (the amount so expended, if other than cash, to be determined by BMCA's Board of Directors, as evidenced by a board resolution); and

                           (D) repurchases of Equity Interests of BMCA, in each
                  case from employees, former employees or directors of BMCA or any of its Subsidiaries (other than any Permitted Holder); provided, however, that the aggregate amount of Restricted Payments made under this clause (d) shall not exceed $3,000,000 in any Fiscal Year; and provided further that if any portion of the aggregate amount of Restricted Payments permitted to be made pursuant to this clause (d) shall not be made in a Fiscal Year, Restricted Payments pursuant to this clause (d) in amount not to exceed to such unused portion may be made in the subsequent Fiscal Year in addition to all other Restricted Payments permitted to be made pursuant to this clause (d) in that Fiscal Year.

                           Restricted Payments or Restricted Investments made
                  pursuant to clause (b), (c) or (d) of this clause (ii) shall not be deducted in determining the amount of Restricted Payments or Restricted Investments made or then outstanding under Section 5.02(g)(i).

                           For purposes of determining compliance with this
                  Section 5.02(g), in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, BMCA, in its sole discretion, may order and classify such Restricted Payment in any manner in compliance with this Section 5.02(g).

                  (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents other than amendments that could not be reasonably expected to have a Material Adverse Effect.

                  (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) such Person's Fiscal Year.

                  (j) Prepayments, Etc., of Debt, Increase in Term Loan Facility. Prepay, redeem, purchase, defease, exchange or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in


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
violation of any subordination terms of, any Debt (each, a "PREPAYMENT"), except
(i) prepayment of advances under the Revolving Credit Facility in accordance with the terms thereof, (ii) the prepayment of the Loans in accordance with the terms of this Agreement, (iii) prepayments of the Debt under the Term Loan Facility in accordance with the terms thereof, (iv) after the consummation of the Merger, prepayment of any Debt of Elk or any of its Subsidiaries, (v) regularly scheduled or required repayments or redemptions of Surviving Debt; provided, however, that prepayments of Debt to G-1 Holdings or BMCA Holdings are subject to the provisions of subclause (vii) below, (vi) prepayment of the respective Debt with proceeds of a refinancing of such Debt permitted under
Section 5.02(b) and (vii) so long as, in each case, both at the time of such payment and after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing, prepayment of Debt owing to G-I Holdings or BMCA Holdings in an aggregate maximum principal amount of $50,000,000; or, if the Loan Parties, the Administrative Agent or the Lenders will be materially and adversely affected thereby, amend, modify or change in any material manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to BMCA or any other Loan Party

                  (k) Amendment, Etc., of the Tax Agreement. Except to the extent such action could not reasonably be expected to result in a Material Adverse Effect, cancel or terminate the Tax Agreement or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any the Tax Agreement or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of the Tax Agreement, agree in any manner to any other amendment, modification or change of any term or condition of the Tax Agreement or take any other action in connection with the Tax Agreement that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing.

                  (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, (B) the Revolving Credit Facility, (C) the Term Loan Facility, (D) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (E) any Capitalized Lease permitted by Section 5.02(b)(iii)(B) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

                  (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                  (n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

                  (o) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by BMCA and its Subsidiaries, (A) in calendar year 2007, to exceed $125,000,000 and in each calendar year thereafter, $150,000,000 (the "BASE CAPEX BASKET"), plus (B) in each calendar year the amount (if any) of the Base CAPEX Basket which was not used during any preceding calendar year up to a maximum carry-over under this clause (B) of $75,000,000.

                  (p) Formation of Subsidiaries. Organize or invest, or permit any of its Subsidiaries to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f).

                  (q) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, BMCA or any Subsidiary of BMCA (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) the Revolving Credit Facility, (iii) the Term Loan Facility and (iv) any agreement or instrument evidencing Surviving Debt.

                  (r) Amendment, Etc., of Material Contracts. Except to the extent such action could not reasonably be expected to result in a Material Adverse Effect, cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of any Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing.

                  (s) Hedge Agreements. Become a party to any Hedge Agreements other than non-speculative Hedge Agreements entered into in the ordinary course of business and consistent with prudent business practice to hedge against fluctuations in interest rates, commodity prices and foreign exchange rates.

                  SECTION 5.03. Reporting Requirements. So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, BMCA will furnish to the Agents and the Lenders; provided, however, that the financial statements required to be delivered by BMCA pursuant to clauses
(b) and (c) below and the reports and statements required to be delivered by BMCA pursuant to clause (g) below shall be deemed to have been delivered on the date when such reports containing such financial statements or other materials are posted on the SEC's website on the internet at "www.sec.gov"; provided, further, that BMCA shall deliver paper copies of such financial statements or other materials to any Lender who so requests until BMCA receives written notice from such Lender to cease delivering paper copies:

                  (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of BMCA setting forth details of such Default and the action that BMCA has taken and proposes to take with respect thereto.

                  (b) Annual Financials. As soon as available and in any event within 95 days after the end of each Fiscal Year, a copy of the annual audit report for such year for BMCA and its Subsidiaries, including therein a Consolidated balance sheet of BMCA and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of BMCA and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Administrative Agent of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Administrative Agent, together with (i) a schedule, certified by a Responsible Financial Officer of BMCA, in form reasonably satisfactory to the Administrative Agent setting forth (w) the Leverage Ratio on the last day of such Fiscal Year, (x) the Interest Coverage Ratio for such Fiscal Year, (y) the Capital Expenditures for such Fiscal Year, and (z) the computations used by BMCA in determining compliance with the covenants contained in Section 5.04; provided, however, that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, BMCA shall also provide, if necessary for the determination of any of (w), (x), (y) or (z) above, a statement of reconciliation conforming such financial statements to GAAP and (ii) a certificate of a Responsible Financial Officer of BMCA stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that BMCA has taken and proposes to take with respect thereto.

                  (c) Quarterly Financials. As soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year (i) so long as BMCA is a reporting company under the Securities Act of 1934, as amended (a "Reporting Company"), a copy of BMCA's Form 10-Q filed with the Securities and Exchange Commission for each such fiscal quarter and (ii) if BMCA is not a Reporting Company at such time, then BMCA shall provide to the Administrative Agent the unaudited Consolidated balance sheet of BMCA and its Subsidiaries at the end of such quarter and the related unaudited Consolidated statements of income and of cash flows for such quarter and the portion of the Fiscal Year through end of such fiscal quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous Fiscal Year, in each case duly certified (subject to normal year-end audit adjustments) by a Responsible Financial Officer of BMCA as having been prepared in accordance with GAAP, together with (1) a certificate of said officer stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that BMCA has taken and proposes to take with respect thereto, and (2) a schedule to such certificate in form reasonably satisfactory to the Administrative Agent setting forth
         (x) the Leverage Ratio as of the last day of such fiscal quarter, (y) the Interest Coverage Ratio for the four fiscal quarters of BMCA ending on the last day of such fiscal quarter, and (z) the computations used by BMCA in determining compliance with the covenants contained in
         Section 5.04; provided, however, that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, BMCA shall also provide, if necessary for the determination of any of (x), (y) or (z) above, a statement of reconciliation conforming such financial statements to GAAP.

                  (d) Business Plans and Annual Forecasts. As soon as available and in any event not later than 90 days after the end of each Fiscal Year, an annual business plan and forecasts prepared by management of BMCA, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements and projected borrowing base availability on a monthly basis for the Fiscal Year immediately following such Fiscal Year, together with narratives outlining the material operating, investing and financing assumptions incorporated in such forecasts.

                  (e) Tax and Asbestos Litigation Reports. Promptly upon the occurrence of a material event in connection with (i) any tax proceeding involving, or any Federal income tax liability, contingent or actual, of BMCA, any Loan Party, or any other member of the G-I Holdings Tax Group, in connection with or arising out of the Rhone Poulenc Transactions and (ii) asbestos litigation involving BMCA or any of its Subsidiaries, provide a summary in form and substance reasonably satisfactory to the Administrative Agent of such event.

                  (f) Litigation. Promptly after BMCA becomes aware of the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in
         Section 4.01(f), and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

                  (g) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders and are publicly available, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (h) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03.

                  (i) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of BMCA describing such ERISA Event and the action, if any, that such Loan Party or such

         ERISA Affiliate has taken and proposes to take with respect thereto and
         (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                           (ii) Plan Terminations. Promptly and in any event
                  within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                           (iii) Multiemployer Plan Notices. Promptly and in any
                  event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                  (j) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of (i) any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (A) reasonably be expected to have a Material Adverse Effect or (B) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law assuming continued use for industrial purposes; or (ii) any other matter or occurrence that may impact the number, scope, import or substance of any Environmental Approval Action or the underlying circumstances thereof.

                  (k) Other Information. Such other information respecting the business, properties, condition (financial or otherwise) or operations of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

                  SECTION 5.04. Financial Covenant. So long as any Loan or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, BMCA shall maintain as of the last day of each Fiscal Quarter listed below a Leverage Ratio for the four fiscal quarters ending on such day of not more than the ratio set forth below opposite the respective Fiscal Quarter:

Fiscal Quarter Ending                                    Maximum Leverage Ratio
---------------------                                    ----------------------

Second Fiscal Quarter in Fiscal Year 2008                       6.25 to 1
Third Fiscal Quarter in Fiscal Year 2008                        6.25 to 1
Fourth Fiscal Quarter in Fiscal Year 2008                       5.75 to 1
First Fiscal Quarter in Fiscal Year 2009                        5.50 to 1
Second Fiscal Quarter in Fiscal Year 2009                       5.25 to 1


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
Third Fiscal Quarter in Fiscal Year 2009                        5.00 to 1
Fourth Fiscal Quarter in Fiscal Year 2009                       4.75 to 1
First Fiscal Quarter in Fiscal Year 2010                        4.50 to 1
Second Fiscal Quarter in Fiscal Year 2010                       4.50 to 1
Third Fiscal Quarter in Fiscal Year 2010 and each               4.25 to 1
Fiscal Quarter thereafter


                                    ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) (i) any Borrower shall fail to pay any principal of any Loan when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Loan, or any Loan Party shall fail to make any other payment under any Loan Document when due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.12, 5.01(e), (f), (i) or
         (j), 5.02, 5.03(a), (b), (c), (d) or (i) or 5.04; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to BMCA by any Agent or any Lender; or

                  (e) (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $37,500,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder and Debt under the Term Loan Facility), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed


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         (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                           (ii) the Debt under the Term Loan Facility shall be
                  declared due and payable prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgments or orders (other than in respect of the alleged Federal income tax liabilities of BMCA relating to or arising out of the Rhone Poulenc Transactions or relating to the alleged asbestos liabilities of BMCA), either individually or in the aggregate, for the payment of money in excess of $37,500,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 15 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                  (h) after the date hereof (i) any court or governmental agency determines a tax liability or otherwise issues any adverse ruling addressing the merits, proposes to or actually enters a stipulated settlement or settlement notice, or makes or provides any assessment, notice of intent to file a lien, or lien filing against any member of the G-I Holdings Tax Group or any Loan Party with respect to the Rhone Poulenc Transactions, and there shall be a period of 20 consecutive days after the taking of such action during which time the Required


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         Lenders shall not have determined that there shall not exist, because of such action, a reasonable likelihood that one or more of the Loan Parties will pay, satisfy, or receive demand for payment of any tax liabilities relating to or arising out of the Rhone Poulenc Transactions, or (ii) any court renders a judgment or order against any Loan Party related to or arising out of the alleged asbestos liabilities of BMCA and as a result of which it is reasonable to conclude that the Loan Parties might be liable for such asbestos liabilities (it being understood and agreed that any adverse ruling by the court in the DJ Action shall not, solely by itself, constitute an Event of Default under this clause 6.01(h)(ii)); or

                  (i) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (j) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (k) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to or permitted by the terms of any Loan Document) cease to create a valid and perfected first priority lien subject to any Liens permitted by Section 5.02 on and security interest in the Collateral purported to be covered thereby; or

                  (l) a Change of Control shall occur; or

                  (m) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds (together with all other liabilities described in Section 6.01(n) and (o)) $10,000,000 in the aggregate; or

                  (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds (together with all other liabilities described in Section 6.01(m, and (o)) $10,000,000 in the aggregate; or

                  (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or


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         termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding (together with all other liabilities described in Section 6.01(m) and (n)) $10,000,000 in the aggregate; or

                  (p) any Federal tax Liens in respect of the proposed Federal income tax liabilities of BMCA or any other member of the G-I Holdings Tax Group relating to or arising out of the Rhone Poulenc Transactions shall be created and be enforceable against the assets of any Loan Party; or

                  (q) the existing stay of the asbestos-related litigation against BMCA granted in the G-I Holdings bankruptcy proceedings shall have been terminated or amended or modified in a manner not reasonably acceptable to the Administrative Agent, or there shall have occurred a substantive consolidation of G-I Holdings with the assets and liabilities of BMCA or any of the Guarantors in conjunction with the G-I Holdings bankruptcy proceedings;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to BMCA, declare the Loans, the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loans, the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by BMCA; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any of the Borrowers under the Federal Bankruptcy Code, the Loans, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes each Agent to enter into such of the Loan Documents to which it is a party and to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each


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Agent agrees to give to each Lender prompt notice of each notice given to it by
BMCA pursuant to the terms of this Agreement.

                  SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. DBNY and Affiliates. With respect to the Loan owed to it and the Notes issued to it, DBNY shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include DBNY in its individual capacity as such. DBNY and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if DBNY was not an Agent and without any duty to account therefor to the Lenders. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also


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acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers and without limiting the Borrowers' obligation to do so to the extent required pursuant to Section 8.04) from and against such Lender's Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including fees and expenses of counsel) payable by the Borrowers under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

                  (b) The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 7.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Collateral Agent and released from all of its obligations in respect thereof (other than obligations resulting from its gross negligence or willful misconduct). Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other


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instruments or notices, as may be necessary or desirable, or as the Required
Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents (other than duties and obligations resulting from its gross negligence or willful misconduct). If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06, no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents (other than duties and obligations resulting from its gross negligence or willful misconduct) and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 7.07. Appointment of Supplemental Collateral Agents.
(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agreement agent, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

                  (b) In the event that the Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article and of Section 8.04 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

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                  (c) Should any instrument in writing from any Loan Party be reasonably required by any Supplemental Collateral Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Collateral Agent.

                  SECTION 7.08. The Joint Lead Arrangers, the Syndication Agent and the Documentation Agent. It is understood and agreed by all parties hereto that neither the Joint Lead Arrangers nor the Syndication Agent nor the Documentation Agent shall have any rights, powers, duties or responsibilities in such capacity under this Agreement (nor shall any such rights, powers, duties or responsibilities be read into this Agreement or any other Loan Document), and shall have no liability for any actions taken or not taken in such capacity in connection with this Agreement or the other Loan Documents.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Loan Documents referred to in clause (ii), (iii), (iv), (v), (vi) and (vii) of the definition thereof, which may be amended in accordance with the terms thereof), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Guaranty, either Intercreditor Agreement, the Ratification, the Resignation and Assignment and the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, (ii) amend the definition of "Required Lenders" or "Pro Rata Share" or the second sentence of Section 2.09(a) or change the number of Lenders or the percentage of the aggregate unpaid principal amount of the Loans that shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 1 of the Guaranty issued by it or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lenders (other than, in the case of any Guarantor, to the extent permitted under the Guaranty), (iv) release all or substantially all of the Collateral in any transaction or series of related transactions, except as contemplated by the Loan Documents, (v) amend Section 2.11 or this Section 8.01, (vi) reduce or forgive the principal of, or interest on, the Notes or other amounts payable hereunder, (vii) postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Section 2.02 or 2.05 or any date fixed for payment of fees or other amounts payable hereunder or (viii) limit the liability of any Loan Party under any of the Loan Documents; and provided, further, that


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no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

                  (b) In the event that any Lender fails to consent to any amendment, modification or waiver that requires the consent of all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender) where the Required Lenders have approved such amendment, modification or waiver (a "NON-CONSENTING LENDER"), then (subject to (i) such Lender's right to rescind such demand or assertion within five days after the notice from the Borrowers referred to below or (ii) such Non-Consenting Lender consenting to such amendment, modification or waiver within those five days) the Borrowers may, with the Borrowers being responsible for the payment of any assignment fee, upon five Business Days' prior written notice to such Lender and the Administrative Agent, elect to cause such Lender to assign its Loans in full to one or more Persons selected by the Borrowers so long as (a) each such Person satisfies the criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (b) such Lender receives payment in full in cash of the outstanding principal amount of the Loan owed to it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender as of the date of such assignment (including amounts owing pursuant to Sections 2.08 or 2.10 and 8.04) and (c) each such Lender assignee agrees to accept such assignment and to assume all obligations of such Lender hereunder in accordance with Section 8.07.

                  SECTION 8.02. Notices, Etc. (a) Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to any Borrower, any Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 8.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to BMCA or the Administrative Agent.

                  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall, unless the Administrative Agent otherwise prescribes, be deemed to have been given (i) in the case of notices and other communications sent to an email address, upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return email or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on


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the next business day for the recipient, and (ii) in the case of notices or communications posted to an Internet or intranet website, upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents, and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (d) Each Agent and the Lenders shall each be entitled to rely and act upon any notices believed by it in good faith to have been given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers, jointly and severally, agree to indemnify each Agent and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice believed by the respective such Person in good faith to have been given by or on behalf of any Borrower or any other Loan Party. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. In addition, the Borrowers hereby waive the right to dispute the Administrative Agent's record of the terms of such telephonic notice of a borrowing or prepayment of Loans (absent manifest error).

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses. (a) The Borrowers agree, jointly and severally, to pay on demand (i) all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation,


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execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including (A) all due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, messenger, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of one set (including one main law firm and such additional special or local counsel as may be reasonably required) counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all out of pocket costs and expenses of each Agent, and each Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including the reasonable fees and expenses of counsel for the Administrative Agent, and each Lender with respect thereto).

                  (b) The Borrowers, jointly and severally, agree to indemnify, defend and save and hold harmless each Agent, each Lender and each of their Affiliates and their respective officers, directors, employees, agents, trustees, advisors, attorneys and representatives (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including fees and expenses of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) this Agreement, the actual or proposed use of the proceeds of the Loans, the Transaction Documents or any of the transactions contemplated thereby, including any acquisition or proposed acquisition (including the transactions contemplated hereunder) by the Borrowers or any of their Subsidiaries or Affiliates of all or any portion of the Equity Interests in or Debt securities or substantially all of the assets of any Person or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereunder are consummated except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrowers also agree not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating


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
to this Agreement, the actual or proposed use of the proceeds of the Loans, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

                  (c) No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Borrower or its Subsidiaries, or any shareholders or creditors of the foregoing for or in connection with transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).

                  (d) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance, is made by the Borrowers to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Rate Advance, as a result of a payment or Conversion pursuant to Section 2.03,
2.04 or 2.07, acceleration of the maturity of the Loans pursuant to Section 6.01 or for any other reason, or if the Borrowers fail to make any payment or prepayment of a Loan for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03 or 6.01 or otherwise, the Borrowers, jointly and severally, agree, upon demand by such Lender (with a copy of such demand to the Administrative Agent), to pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

                  (e) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion, exercised reasonably.

                  (f) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.08 and 2.10 and this
Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Loans, due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the Obligations of any Borrower now or hereafter existing under the Loan


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
Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify BMCA after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and each Agent and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each of the Lenders.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may, upon at least five Business Days' notice to such Lender and the Administrative Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Loans being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, BMCA), (iii) each such assignment shall be to an Eligible Assignee, (iv) except in the case of an assignment by a Person that, immediately prior to such assignment, was a Lender, to one of its Affiliates, another Lender or an Approved Fund, no such assignments shall be permitted without the consent of the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrowers (in each case, which consents shall not be unreasonably withheld or delayed) and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500; provided, however, that only one such fee shall be payable in connection with concurrent assignments by a Lender to two or more Approved Funds.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.08, 2.10 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent acting for this purpose (but only for this purpose) as the agent of the Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Loans to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Notwithstanding anything to the contrary contained in clause (b) above, the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or an assignee's right title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This


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Section 8.07 shall be construed so that the Loans are at all times maintained in
"registered form" within the meaning of sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Internal Revenue Code or such regulations). Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as each Borrower's agent for purposes of maintaining such notations of transfer in the Register.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall, if requested by the assignee, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a Note to the order of such Eligible Assignee in an amount equal to the Loan assumed by it under this Agreement pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Loan hereunder under this Agreement and has requested a replacement Note, an amended and restated Note to the order of such assigning Lender in an amount equal to the Loan retained by it hereunder. Such Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

                  (g) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent requires the consent of all Lenders.

                  (h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender in accordance with the terms of Section 8.09.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and


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the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (j) Notwithstanding anything to the contrary contained herein, without the consent of the Borrowers or the Administrative Agent, any Lender that is a fund that invests in bank loans and similar extensions of credit may create a security interest in all or any portion of the Loans owing to it and the Note or Notes held by it to any creditor, including the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities; provided, however, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 8.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                  (k) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, however, that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.08 and 2.10 (or any other increased costs protection provision) and
(iii) the Granting Bank shall for all purposes, including the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrowers and the Administrative Agent and with the payment of a processing fee of $500 and without paying any processing fee therefor, assign all or any portion of its interest in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of a Loan to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loans are being funded by the SPC at the time of such amendment.

                  SECTION 8.08. Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the


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same agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

                  SECTION 8.09. Confidentiality. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of BMCA, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, trustees, employees, accountants, attorneys, agents and other advisors (collectively, "LENDER Representatives") and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, and to any SPC, any trustee thereof and any legal and financial advisors, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender, (e) in connection with any litigation or proceeding to which such Agent or such Lender or any of its Affiliates may be a party to the extent required or requested to so disclose by the applicable Governmental Authority or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document. Notwithstanding anything herein to the contrary, any Agent or Lender may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions as contemplated hereunder and all materials of any kind (including opinions or other tax analyses) that are provided to such Agent or Lender, relating to such U.S. tax treatment and tax structure.

                  SECTION 8.10. Release or Subordination of Collateral/Release of Guarantor. (a) Upon the sale, lease, transfer or other disposition or release of any item of Collateral or the incurrence of Liens permitted under Section
5.02 (a)(iv) or 5.02(a)(v) (including as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral and as a result of the designation by any Loan Party after the Effective Date of any of its Subsidiaries as a Non-Recourse Subsidiary) in accordance with the terms of the Loan Documents, the Administrative Agent will authorize the Collateral Agent to release its Lien on and security interest in such Collateral (and release the guaranty by a Loan Party, if applicable) or subordinate its Lien in case of Liens permitted as referred to above, and, at the Borrowers' expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or release of such Loan Party from its obligation under the Guaranty, or subordinate the Lien of the Collateral Agent on such item of Collateral to such permitted Lien in accordance with the terms of the Loan Documents.

                  (b) In addition to the release of any Collateral as contemplated by the other subsection of this Section 8.10, the Lien of the Collateral Agent (or its agents) in the Properties arising under the Mortgages shall terminate on the date on which the Administrative Agent shall have received notice as provided herein that the Obligations under the Term Loan Facility (other than contingent obligations) shall (i) have become unsecured or


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(ii) have been paid in full with the proceeds of unsecured Debt and the commitments, if any, of the Lenders under the Term Loan Facility shall have been terminated, and in the case of (i) or (ii) the Liens securing such Obligations shall have been released. As promptly as practicable thereafter, the Collateral Agent (or its agents) will, at the Borrowers' expense, execute and deliver to the Borrowers such documents as the Borrowers reasonably request to evidence the termination of such security interests; provided, however, that such Liens shall not terminate and the Collateral Agent (or its agents) shall not take such actions if at the time thereof any Event of Default has occurred and is continuing.

                  SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.12. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.13. Waiver of Jury Trial. Each of the Borrowers, the Agents and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Loans or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  SECTION 8.14. Agreement to Comply With Court Order. Each of the Lenders hereby accepts and agrees to abide by all of the terms of the order (the "APPROVAL ORDER") as set forth in Exhibit F hereto entered by the bankruptcy court on February 20, 2007 in connection with the G-I Holdings bankruptcy proceedings and further agrees not to take any action (including appearing in certain litigation proceedings specified in the Approval Order)


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which could result in the loss of any waivers, or other rights granted in such
Approval Order for the benefit of the Agents and/or the Lenders.

                  SECTION 8.15. Patriot Act Notice. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. In such connection, any Lender or Agent may also request corporate formation documents, or other forms of identification, to verify information provided. The Borrowers shall, and shall cause each of their Subsidiaries to, provide such information and take such actions as are reasonably requested by any Agent or any Lender in order to assist the Agents and the Lender in maintaining compliance with the Patriot Act.




















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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             BUILDING MATERIALS CORPORATION OF AMERICA
                             BMCA ACQUISITION INC.
                             BMCA ACQUISITION SUB INC.

                             By /s/ John M. Maitner
                                --------------------------------------------
                                Name: John M. Maitner
                                Title: Vice President & Treasurer



                             DEUTSCHE BANK AG NEW YORK BRANCH,
                             as Administrative Agent and Collateral Agent

                             By /s/ Marguerite Sutton
                                --------------------------------------------
                                Name: Marguerite Sutton
                                Title: Director


                             By /s/ Evelyn Thierry
                                --------------------------------------------
                                Name: Evelyn Thierry
                                Title: Vice President

                             DEUTSCHE BANK SECURITIES, INC..
                             as a Joint Lead Arranger and a Joint Bank Manger

                             By /s/ Kevin Sherlock
                                --------------------------------------------
                                Name: Kevin Sherlock
                                Title: Managing Director


                             By /s/ Stephen R. Lapidus
                                --------------------------------------------
                                Name: Stephen R. Lapidus
                                Title: Director


                             BEAR STEARNS & CO. INC.,
                             as a Joint Lead Arranger and a Joint Book Manager and as Syndication Agent

                             By /s/ Steven Sterling
                                --------------------------------------------
                                Name: Steven Sterling
                                Title: Senior Managing Director


                             J.P. MORGAN SECURITIES INC.,
                             as a Joint Lead Arranger and a Joint Book Manager and as Documentation Agent

                             By /s/ David J. Lyndy
                                --------------------------------------------
                                Name: David J. Lyndy
                                Title: Executive Director

                             LENDERS

                             DEUTSCHE BANK AG NEW YORK BRANCH,

                             By /s/ Marguerite Sutton
                                --------------------------------------------
                                Name: Marguerite Sutton
                                Title: Director


                             By /s/ Evelyn Thierry
                                --------------------------------------------
                                Name: Evelyn Thierry
                                Title: Vice President



                             BEAR STEARNS CORPORATE LENDING INC.

                             By /s/ Steven Sterling
                                --------------------------------------------
                                Name: Steven Sterling
                                Title: Vice President


                             JPMORGAN CHASE BANK, N.A.

                             By /s/ John M. Hariaczyi
                                --------------------------------------------
                                Name: John M. Hariaczyi
                                Title: Vice President